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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
The Toro Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Toro Company
8111 Lyndale Avenue South, Bloomington, Minnesota 55420-1196 Telephone 952/888-8801

Michael J. Hoffman
Chairman and CEO

January 31, 2008

Dear Fellow Shareholders:

I am pleased to invite you to join us for The Toro Company 2008 Annual Meeting of Shareholders to be held on Tuesday, March 11, 2008, at 1:30 p.m., Central Time, at our corporate offices. Details about the annual meeting, nominees for election to the Board of Directors and other matters to be acted on at the annual meeting are presented in the Notice of Annual Meeting and proxy statement that follow.

I hope you plan to attend the annual meeting. Please exercise your right to vote by signing, dating and returning the enclosed proxy card or using Internet or telephone voting as described in the proxy statement, even if you plan to attend the annual meeting.

On behalf of your Toro Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Michael J. Hoffman

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY INTERNET OR TELEPHONE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE THE TORO COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The Toro Company 2008 Annual Meeting of Shareholders will be held on Tuesday, March 11, 2008, at 1:30 p.m., Central Time, at our corporate offices located at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, for the following purposes:

  1.
  To elect three directors, each to serve for a term of three years ending at the 2011 Annual Meeting of Shareholders;

  2.
  To approve an amendment to The Toro Company 2000 Stock Option Plan to increase the number of shares of our common stock authorized for issuance under the plan by 800,000;

  3.
  To ratify the selection of our independent registered public accounting firm for our fiscal year ending October 31, 2008; and

  4.
  To transact any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

        We are not currently aware of any other business to be brought before the annual meeting. Shareholders of record at the close of business on January 16, 2008, the record date, will be entitled to vote at the annual meeting or at any adjournment or postponement of the annual meeting.

        A shareholder list will be available at our corporate offices beginning February 29, 2008, during normal business hours for examination by any shareholder registered on our stock ledger as of the record date for any purpose germane to the annual meeting.

        Since a majority of the outstanding shares of our common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, PLEASE PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY INTERNET OR TELEPHONE.

January 31, 2008

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY P. DORDELL Vice President, Secretary and General Counsel

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE MEETING AND VOTING	1
Date, Time and Place of the Meeting	1
Purposes of the Meeting	1
Who Can Vote	1
How You Can Vote	2
How Does the Board Recommend that I Vote	3
How You May Revoke or Change Your Vote	3
Quorum Requirement	3
Vote Required	3
Procedures at the Annual Meeting	4
STOCK OWNERSHIP	5
Certain Beneficial Owners	5
Executive Officers and Directors	6
Section 16(a) Beneficial Ownership Reporting Compliance	8
PROPOSAL ONE—ELECTION OF DIRECTORS	8
Number of Directors; Board Structure	8
Nominees for Director	8
Board Recommendation	9
Information About Board Nominees and Continuing Directors	9
CORPORATE GOVERNANCE	11
Corporate Governance Guidelines	11
Director Independence	11
Presiding Non-Management Director; Executive Sessions	12
Director Attendance	12
Board Committees	12
Director Compensation	17
Policies and Procedures Regarding Related Person Transactions	23
Board of Directors Business Ethics Policy Statement	24
Code of Conduct and Code of Ethics for our CEO and Senior Financial Officers	24
Complaint Procedure; Communications with Directors	25
EXECUTIVE COMPENSATION	26
Compensation & Human Resources Committee Report	26
Compensation Discussion and Analysis	26
Summary Compensation Table for Fiscal 2007	41
Grants of Plan-Based Awards for Fiscal 2007	43
Outstanding Equity Awards at Fiscal-Year End for 2007	45
Option Exercises and Stock Vested for Fiscal 2007	47
Nonqualified Deferred Compensation for Fiscal 2007	48
Potential Payments Upon Termination or Change of Control	49

i

PROPOSAL TWO—AMENDMENT OF THE TORO COMPANY 2000 STOCK OPTION PLAN	59
Proposed Amendment	59
Recent Actions Regarding Equity Compensation Plans	59
Equity Compensation Plan Information as of January 16, 2008	60
Summary of Sound Governance Features of the 2000 Stock Option Plan	61
Summary of the 2000 Stock Option Plan Features	62
Tax Consequences Under the 2000 Stock Option Plan	68
Board Recommendation	69
EQUITY COMPENSATION PLAN INFORMATION	69
PROPOSAL THREE—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	70
Selection of Independent Registered Public Accounting Firm	70
Audit, Audit-Related, Tax and Other Fees	70
Pre-Approval Policies and Procedures	71
Board Recommendation	71
Audit Committee Report	71
OTHER INFORMATION	72
Shareholder Proposals and Director Nominations for 2009 Annual Meeting	72
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on March 11, 2008	73
Householding of Annual Meeting Materials	73
Annual Report	73
Cost and Method of Solicitation	73
Other Business	74

ii

THE TORO COMPANY
8111 Lyndale Avenue South
Bloomington, Minnesota 55420-1196

PROXY STATEMENT

2008 ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, MARCH 11, 2008

        The Toro Company Board of Directors is using this proxy statement to solicit your proxy for use at The Toro Company 2008 Annual Meeting of Shareholders to be held at 1:30 p.m., Central Time, on Tuesday, March 11, 2008. The Notice of Annual Meeting, this proxy statement and the enclosed form of proxy are intended to be mailed to shareholders on or about Thursday, January 31, 2008. Please note that references in this proxy statement to "Toro," the "Company," "we," "us," "our" and similar terms refer to The Toro Company.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Date, Time and Place of the Meeting

        The annual meeting will be held on Tuesday, March 11, 2008, at 1:30 p.m., Central Time, at our corporate offices located at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196.

Purposes of the Meeting

        The purposes of the annual meeting are to vote on the following:

  1.
  To elect three directors, each to serve for a term of three years ending at the 2011 Annual Meeting of Shareholders;

  2.
  To approve an amendment to The Toro Company 2000 Stock Option Plan to increase the number of shares of our common stock authorized for issuance under the plan by 800,000;

  3.
  To ratify the selection of our independent registered public accounting firm for our fiscal year ending October 31, 2008; and

  4.
  To transact any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

Who Can Vote

        Shareholders of record at the close of business on January 16, 2008, the record date, will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting. As of January 16, 2008, there were 38,263,643 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the annual meeting. Shares of our common stock that are held by us in our treasury are not counted as shares outstanding and will not be voted.

        Dividend Reinvestment Plan Shares.    If you are a participant in our Dividend Reinvestment Plan, the number of shares shown on the enclosed proxy card includes shares you hold in that plan.

        Employee Benefit Plan Shares.    If you are a participant in a Toro employee benefit plan that allows participant-directed voting of our common stock held in that plan, the number of shares shown on the enclosed proxy card includes shares you hold in that plan, as well as shares you own of record, if any. The trustee for each plan will cause votes to be cast confidentially in accordance with your instructions. Plan shares not voted by participants will be voted by the trustee in the same proportion as the votes actually cast by participants, in accordance with the terms of the respective plans.

How You Can Vote

        Your vote is important. If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

  •
  Vote by Internet, by going to the web address www.proxyvote.com and following the instructions for Internet voting shown on the enclosed proxy card.

  •
  Vote by Telephone, by dialing 800/690-6903 and following the instructions for telephone voting shown on the enclosed proxy card.

  •
  Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

        If your shares are held in "street name" (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or by telephone.

        If you return your signed proxy card or use Internet or telephone voting before the annual meeting, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on. For the election of directors, you may:

  •
  Vote FOR all of the nominees;

  •
  WITHHOLD your vote from all nominees; or

  •
  WITHHOLD your vote from nominees you designate.

For each of the other proposals, you may:

  •
  Vote FOR the proposal;

  •
  Vote AGAINST the proposal; or

  •
  ABSTAIN from voting on the proposal.

        If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, the proxies will vote your shares FOR all of the nominees for election to the Board of Directors in Proposal One—Election of Directors,

FOR Proposal Two—Amendment of The Toro Company 2000 Stock Option Plan and FOR Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm.

How Does the Board Recommend that I Vote

        The Board of Directors unanimously recommends that you vote:

  •
  FOR all of the nominees for election to the Board of Directors in Proposal One—Election of Directors,

  •
  FOR Proposal Two—Amendment of The Toro Company 2000 Stock Option Plan, and

  •
  FOR Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm.

How You May Revoke or Change Your Vote

        If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

  •
  Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card;

  •
  Sending written notice of revocation to our Vice President, Secretary and General Counsel; or

  •
  Attending the annual meeting and voting by ballot.

        If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions the broker, bank or other nominee provides.

Quorum Requirement

        The presence at the annual meeting, in person or represented by proxy, of a majority of the outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the annual meeting. Shares represented by proxies marked "Abstain" or "Withheld" and "broker non-votes" are counted in determining whether a quorum is present. A "broker non-vote" is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on some types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Vote Required

        Under Delaware law, in the absence of a provision in our Certificate of Incorporation or Bylaws to the contrary, the affirmative vote of a plurality of shares of our common stock as of the record date present in person or represented by proxy at the annual meeting is required for the election of directors under Proposal One—Election of Directors. Under our Bylaws, if a majority of the votes of the shares present in person or represented by proxy at the annual meeting are designated to be "Withheld" from or are voted "Against" a nominee for director in an uncontested election, that director must tender his or her resignation for consideration by the Nominating & Governance Committee. The Nominating & Governance Committee

then must evaluate the best interests of Toro and its shareholders and recommend action to be taken by the Board with respect to such tendered resignation.

        Proposal Two—Amendment of The Toro Company 2000 Stock Option Plan and Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm will be decided by the affirmative vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the annual meeting; provided, however, that for Proposal Two—Amendment of The Toro Company 2000 Stock Option Plan, under New York Stock Exchange, or NYSE, rules, the total votes cast must represent over 50% in interest of all securities entitled to vote on the proposal.

        Under NYSE rules, if your shares are held in "street name" and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain "routine" matters that include the election of directors (Proposal One—Election of Directors) and the ratification of the selection of our independent registered public accounting firm (Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm). If you do not direct your broker how to vote on Proposal Two—Amendment of The Toro Company 2000 Stock Option Plan, your broker may not exercise discretion and may not vote your shares. This is called a "broker non-vote." Broker non-votes are not considered to be "entitled to vote" or "votes cast" on Proposal Two—Amendment of The Toro Company 2000 Stock Option Plan and, therefore, will not be counted as a vote either "For" or "Against" the proposal and will not be included in determining the total votes cast on that matter. As a result, broker non-votes can have the effect of a vote "Against" the proposal, if at least 50% of the outstanding shares of our common stock, excluding the broker non-votes, are not voted on the proposal. Proxies marked "Abstain" or "Withheld" will be counted in determining the total number of shares "entitled to vote" and "votes cast" on each of the proposals and have the effect of a vote "Against" the proposal.

Procedures at the Annual Meeting

        The presiding officer at the annual meeting will determine how business at the annual meeting will be conducted. Only matters brought before the annual meeting in accordance with our Bylaws will be considered.

        Only a natural person present at the annual meeting who either is a Toro shareholder or is properly acting on behalf of a Toro shareholder may make a motion or second a motion. A person acting on behalf of a shareholder must present a written statement executed by the shareholder or the duly authorized representative of the shareholder on whose behalf the person purports to act.

STOCK OWNERSHIP

Certain Beneficial Owners

        The following table sets forth information as to entities that have reported to the Securities and Exchange Commission, or SEC, or have advised us that they are a beneficial owner, as defined by the SEC's rules and regulations, of more than five percent of our outstanding common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

Common Stock	T. Rowe Price Associates, Inc. 200 E. Pratt Street Baltimore, MD 21202	2,291,180	(2)	5.98%
Common Stock	Mairs and Power, Inc. W-1520 First National Bank Building St. Paul, MN 55101	2,189,295	(3)	5.72%

(1)
Percent of class is based on 38,263,643 shares outstanding as of January 16, 2008.

(2)
T. Rowe Price Associates, Inc., an investment adviser, filed a Schedule 13G/A with the SEC on February 14, 2007, reflecting beneficial ownership as of December 31, 2006, of 2,291,180 shares of our common stock, with sole voting power with respect to 298,600 shares and sole dispositive power with respect to 2,291,180 shares.

(3)
Mairs and Power, Inc., an investment adviser, filed a Schedule 13G with the SEC on February 12, 2007, reflecting beneficial ownership as of December 31, 2006, of 2,189,295 shares of our common stock, with sole voting power with respect to 1,898,300 shares and sole dispositive power with respect to 2,189,295 shares.

Executive Officers and Directors

        The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 16, 2008 by (i) each of our directors and nominees for director, (ii) our "principal executive officer," "principal financial officer" and the next three most highly compensated executive officers named in the "Summary Compensation Table for Fiscal 2007" on page 41 (we collectively refer to these persons as our "named executive officers"), and (iii) all directors and executive officers as a group, including our named executive officers.

Name	Amount and Nature of Beneficial Ownership of Common Stock(1)(2)		Common Stock Beneficially Owned as a Percent of Common Stock Outstanding(3)

Directors:
Ronald O. Baukol	38,614	(4)	*
Robert C. Buhrmaster	38,114		*
Winslow H. Buxton	61,088	(4)	*
Janet K. Cooper	23,602		*
Gary L. Ellis	3,126		*
Katherine J. Harless	17,913		*
Robert H. Nassau	21,655		*
Gregg W. Steinhafel	34,194		*
Inge G. Thulin	349		*
Christopher A. Twomey	36,961	(4)	*
Named Executive Officers:
Michael J. Hoffman	503,889		1.30%
Stephen P. Wolfe	403,958	(4)	1.05%
Karen M. Meyer	375,401	(4)	*
Peter M. Ramstad	7,796	(4)	*
Dennis P. Himan	153,317	(4)	*
All directors and executive officers as a group (25)	2,230,397	(4)	5.70%

*
Less than one percent (1%) of the outstanding shares of our common stock

(1)
Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (a) the power to vote or direct the voting of such shares, or (b) the power to dispose or direct the disposition of such shares. Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table.

(2)
"Beneficial ownership" also includes shares that a person has the right to acquire within 60 days and, as such, includes the following shares that may be acquired upon exercise of options within 60 days, shares allocated to executive officers under The Toro Company Investment, Savings and Employee Stock Ownership Plan, or IS&ESOP, and common stock units, matching units and performance share units, collectively referred to as units, credited under The Toro Company Deferred Compensation Plan for Non-Employee Directors and The Toro Company Deferred Compensation Plan for Officers. Directors and executive officers have no voting power with respect to units credited under The Toro Company Deferred Compensation Plan for Non-Employee Directors and The Toro Company Deferred Compensation Plan for Officers.

Name	Options	IS&ESOP	Units under Deferred Compensation Plan for Non-Employee Directors	Units under Deferred Compensation Plan for Officers

Directors:
Ronald O. Baukol	11,457	—	3,931	—
Robert C. Buhrmaster	11,457	—	3,931	—
Winslow H. Buxton	11,457	—	2,117	—
Janet K. Cooper	7,457	—	9,374	—
Gary L. Ellis	1,093	—	—	—
Katherine J. Harless	11,457	—	—	—
Robert H. Nassau	6,123	—	14,514	—
Gregg W. Steinhafel	7,457	—	1,210	—
Inge G. Thulin	—	—	—	—
Christopher A. Twomey	11,457	—	2,117	—
Named Executive Officers:
Michael J. Hoffman	281,927	29,687	—	45,297
Stephen P. Wolfe	88,852	27,038	—	237,279
Karen M. Meyer	77,324	40,701	—	229,566
Peter M. Ramstad	5,467	1	—	—
Dennis P. Himan	27,279	1,086	—	107,218
All directors and executive officers as a group	840,183	146,841	37,194	681,906
(3)
Percentages are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Percentage calculations assume, for each person and the group, that all shares that may be acquired by such person or group pursuant to options or other rights currently exercisable or that become exercisable within 60 days following January 16, 2008, are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, those unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person.

(4)
Includes shares held in trusts for estate planning purposes as follows: 47,514 shares for Mr. Buxton, 50,790 shares for Mr. Wolfe, 27,810 shares for Ms. Meyer, 17,734 shares for Mr. Himan, 23,387 shares for Mr. Twomey and 167,235 shares by all directors and executive officers as a group. Mr. Wolfe shares voting and investment power with his spouse with respect to the 50,790 shares held in trust. Mr. Baukol shares voting and investment power with his spouse with respect to 21,590 shares held by him. 13,933 of the shares shown for Mr. Buxton and for the group are beneficially owned by Mr. Buxton's spouse. 2,328 of the shares shown for Mr. Ramstad and 4,979 of the shares shown for the group are shares of restricted stock granted as employment inducement awards. Mr. Ramstad's restricted stock will vest, and all restrictions will lift, on November 27,

  2008, assuming Mr. Ramstad remains an employee of Toro as of such date. The remaining restricted stock shown for the group will vest, and all restrictions will lift, on November 6, 2008, assuming the holder of such restricted stock remains an employee of Toro as of such date.

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the SEC require us to disclose the identity of directors and executive officers who did not file on a timely basis reports required by Section 16 of the Securities Exchange Act of 1934, as amended. Based on review of reports filed by these reporting persons on the SEC's electronic filing, or EDGAR, system and written representations by our directors and executive officers, we believe that all of our directors, executive officers and greater than 10% owners complied with all filing requirements applicable to them during our fiscal year ended October 31, 2007, or fiscal 2007, except that a Form 4 reporting an open market sale on March 12, 2007, by Mark B. Stinson, General Manager, Exmark, was not filed on a timely basis but was subsequently filed on March 21, 2007.

PROPOSAL ONE—ELECTION OF DIRECTORS

Number of Directors; Board Structure

        Our Certificate of Incorporation provides that our Board of Directors may be comprised of between eight and 12 directors. Our Board is currently comprised of 11 directors. As provided in our Certificate of Incorporation, our Board is divided into three staggered classes of directors of the same or nearly the same number, with each class elected in a different year for a term of three years. Our current directors and their respective terms are as follows:

Term ending at 2008 Annual Meeting	Term ending at 2009 Annual Meeting	Term ending at 2010 Annual Meeting

Ronald O. Baukol	Janet K. Cooper	Robert C. Buhrmaster
Katherine J. Harless	Gary L. Ellis	Winslow H. Buxton
Michael J. Hoffman	Gregg W. Steinhafel	Robert H. Nassau
Inge G. Thulin		Christopher A. Twomey

        The Board has nominated each of Katherine J. Harless, Michael J. Hoffman and Inge G. Thulin for election to the Board to serve for a three-year term ending at the 2011 Annual Meeting. In connection with obtaining the age of 70, as recommended by our Corporate Governance Guidelines, Ronald O. Baukol volunteered not to be nominated for election to the Board and will retire from the Board upon expiration of his three-year term at the annual meeting. Mr. Baukol served as a director of Toro for 12 years and the Board wishes to thank him for his many years of dedicated service to Toro. In light of the retirement of Mr. Baukol, the Board has fixed the number of directors at 10 effective following the annual meeting.

Nominees for Director

        The three nominees for election to the Board to serve for a three-year term ending at the 2011 Annual Meeting are Katherine J. Harless, Michael J. Hoffman and Inge G. Thulin. Each of these nominees is a current member of the Board and has consented to serve if elected. Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is three.

Board Recommendation

        The Board of Directors unanimously recommends a vote FOR the election to the Board of the three nominees for director.

        If prior to the annual meeting the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees and Continuing Directors

        The following information with respect to the business experience of nominees for election to the Board and the members of the Board who will continue to serve as our directors has been furnished by the nominee or director or obtained from our records.

Nominees for Election to the Board—Term Ending at the 2011 Annual Meeting

        Katherine J. Harless, age 56.    President and Chief Executive Officer of Idearc Inc., Dallas/Fort Worth, Texas (publisher of Verizon Yellow Pages and SuperPages.com) since November 17, 2006. Idearc was created in a spin off from Verizon Communications Inc. in November 2006. Served as President of Verizon Information Services Inc. from 2000 to November 2006. First elected to the Toro Board in 2000, she is a member of the Compensation & Human Resources Committee and the Nominating & Governance Committee. Ms. Harless is a director of Idearc Inc.

        Michael J. Hoffman, age 52.    Chairman of the Board of Toro since March 2006, Chief Executive Officer since March 2005 and President since October 2004. He also served as Chief Operating Officer from October 2004 to March 2005. From November 2002 to October 2004, he served as Group Vice President, Consumer, Exmark, Landscape Contractor and International Businesses. From May 2001 to October 2002, he served as Group Vice President, Consumer and Landscape Contractor Businesses. First elected to the Toro Board in March 2005, he is the Chair of the Executive Committee and a member of the Finance Committee. Mr. Hoffman is a director of Donaldson Company, Inc.

        Inge G. Thulin, age 54.    Executive Vice President, International Operations of 3M, Saint Paul, Minnesota (diversified technology) since 2003. Prior to such time, Mr. Thulin served as Area Vice President, Asia Pacific for 3M from 2003 to 2004 and as Area Vice President, Europe, Central/East Europe & Middle East for 3M from 2002 to 2003. First elected to the Toro Board in September 2007, he is a member of the Audit Committee, the Finance Committee and the Executive Committee.

Continuing Members of the Board—Term Ending at the 2009 Annual Meeting

        Janet K. Cooper, age 54.    Senior Vice President and Treasurer of Qwest Communications International Inc., Denver, Colorado (telecommunications) since September

2002. From 2001 to June 2002, she served as Chief Financial Officer and Senior Vice President of Finance and Administration of McDATA Corporation, Broomfield, Colorado. First elected to the Toro Board in 1994, she is the Chair of the Audit Committee and a member of the Finance Committee. Ms. Cooper is a director of Lennox International Inc. and Qwest Asset Management Company.

        Gary L. Ellis, age 51.    Senior Vice President and Chief Financial Officer of Medtronic, Inc., Minneapolis, Minnesota (medical technology) since May 2005. From 1999 to May 2005, he served as Vice President, Corporate Controller and Treasurer of Medtronic. First elected to the Toro Board in 2006, he is the Chair of the Finance Committee and a member of the Audit Committee and the Executive Committee.

        Gregg W. Steinhafel, age 53.    President of Target Corporation, Minneapolis, Minnesota (retailing) since 1999. First elected to the Toro Board in 1999, he is a member of the Compensation & Human Resources Committee, the Nominating & Governance Committee and the Executive Committee. Mr. Steinhafel is a director of Target Corporation.

Continuing Members of the Board—Term Ending at the 2010 Annual Meeting

        Robert C. Buhrmaster, age 60.    Retired since 2004. Chairman, 1998 to 2004, and Chief Executive Officer, 1994 to 2004, of Jostens, Inc., Minneapolis, Minnesota (consumer manufacturing). From 1994 to January 2003, he also served as President of Jostens. First elected to the Toro Board in 1996, he is a member of the Audit Committee, the Nominating & Governance Committee, the Finance Committee and the Executive Committee and serves as our presiding non-management director. Mr. Buhrmaster is a director of Innovex, Inc.

        Winslow H. Buxton, age 68.    Retired since 2002. Chairman of the Board of Directors of Pentair, Inc., Golden Valley, Minnesota (diversified manufacturing) from 1993 to April 2002. First elected to the Toro Board in 1998, he is the Chair of the Nominating & Governance Committee and a member of the Audit Committee and Compensation & Human Resources Committee.

        Robert H. Nassau, age 66.    Retired since 2006. Regional Director of Corporate Accounts of F2 Intelligence Group, Minneapolis, Minnesota (consulting) from November 2003 to November 2006. Owner and Chief Executive Officer of Nasly Inc., Lahaina, Hawaii from February 2000 to November 2003. First elected to the Toro Board in 1988, he is a member of the Audit Committee, the Compensation & Human Resources Committee and the Nominating & Governance Committee.

        Christopher A. Twomey, age 59.    Chairman of the Board of Arctic Cat Inc., Thief River Falls, Minnesota (recreational vehicle manufacturer) since August 2003 and Chief Executive Officer and President since 1986. First elected to the Toro Board in 1998, he is the Chair of the Compensation & Human Resources Committee and a member of the Nominating & Governance Committee and the Executive Committee. Mr. Twomey is a director of Arctic Cat Inc.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, which describe our corporate governance practices and policies and provide a framework for our governance. The topics addressed in our Corporate Governance Guidelines include: director qualifications, responsibilities, compensation and independence; Board committees; director access to officers and employees; related party transactions; CEO evaluation and succession; and annual performance evaluations. Our Corporate Governance Guidelines provide, among other things, that:

  •
  The Board will have a majority of directors who meet the criteria for independence required by the NYSE.

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  No director may serve on boards of directors of more than four publicly held companies without the approval of the Nominating & Governance Committee.

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  No director who is an active full-time employee of Toro may serve as a director of more than two other publicly held companies and there may be no interlocking board memberships without the approval of the Nominating & Governance Committee.

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  While the Board does not believe it should establish age limits, any director who has attained the age of 70 should volunteer not to stand for re-election.

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  Within five years of joining the Board, each director is expected to own a dollar value of our common stock equal to at least two times the director's retainer fee.

  •
  The non-management directors will meet in regularly scheduled executive sessions without management.

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  The Board will maintain an Audit Committee, Compensation & Human Resources Committee and Nominating & Governance Committee at all times.

  •
  The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

        Our Corporate Governance Guidelines can be found on our website at www.thetorocompany.com/corporategovernance or are available upon request to our Assistant General Counsel and Assistant Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at 888/237-3054, or by email to invest@toro.com. From time to time, the Board, upon recommendation of the Nominating & Governance Committee, reviews and updates our Corporate Governance Guidelines as it deems necessary and appropriate.

Director Independence

        The Board, upon recommendation of the Nominating & Governance Committee, has affirmatively determined that each of our current directors (Ronald O. Baukol, Robert C. Buhrmaster, Winslow H. Buxton, Gary L. Ellis, Janet K. Cooper, Katherine J. Harless, Robert H. Nassau, Gregg W. Steinhafel, Inge G. Thulin and Christopher A. Twomey), other than Michael J. Hoffman, our Chairman and CEO, is independent in that each such person has no material relationship with Toro, our management or our independent registered public accounting firm, and otherwise meets the independence and other requirements of the listing standards of the NYSE, the rules and regulations of the SEC and applicable law. The Board determined that Michael J. Hoffman is not independent due to his status as an executive officer of Toro. The Board based its independence determination, in part, upon a review by the Nominating & Governance Committee of certain transactions between us and the employers of certain of our directors, including Target Corporation, Qwest Communications International Inc., Medtronic, Inc. and Arctic Cat Inc. Each of these transactions was deemed to be pre-approved under our Corporate Governance Guidelines, in that each such transaction was made in the ordinary course of business, at arm's length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to our business or the business of such unaffiliated corporation, and in which the director had no direct or indirect personal interest, nor received any personal benefit.

Presiding Non-Management Director; Executive Sessions

        Robert C. Burhmaster is our presiding non-management director. Our presiding non-management director serves as the chair at independent sessions of the non-management directors. Approximately six regular meetings of the Board are held each year and at each Board meeting our non-management directors meet in executive session without management present.

Director Attendance

        The Board held six meetings during fiscal 2007. Each incumbent director, other than Winslow H. Buxton, attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which he or she served.

        It is our policy that all directors should attend our annual meeting of shareholders and we regularly schedule a Board meeting on the same day as the annual meeting. Each of our directors serving at the time of our 2007 Annual Meeting attended the annual meeting.

Board Committees

        The Board has five committees with the principal functions and membership described below. Each committee, except the Executive Committee, has a charter which is posted on our website at www.thetorocompany.com/corporategovernance. Copies of each committee charter are also available upon request to our Assistant General Counsel and Assistant Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at 888/237-3054, or by email to invest@toro.com.

        The following table summarizes the current membership of each of our five Board committees. Each of the members of the Audit Committee, Compensation & Human Resources Committee and Nominating & Governance Committee meets the "independence" and other requirements established by the listing standards of the NYSE, the rules and regulations of the SEC, and the Internal Revenue Code of 1986, as amended, or the Code, as applicable.

Director	Audit	Compensation & Human Resources	Nominating & Governance	Finance	Executive

Ronald O. Baukol	X		X		X
Robert C. Buhrmaster	X		X	X	X
Winslow H. Buxton	X	X	Chair
Janet K. Cooper	Chair			X
Gary L. Ellis	X			Chair	X
Katherine J. Harless		X	X
Michael J Hoffman				X	Chair
Robert H. Nassau	X	X	X
Gregg W. Steinhafel		X	X		X
Inge G. Thulin	X			X	X
Christopher A. Twomey		Chair	X		X

        Audit Committee.    The Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements. The Audit Committee assists the Board in oversight of the quality and integrity of our financial reports, our compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of our internal audit function, as well as accounting and reporting processes. More specifically, the Audit Committee's duties and responsibilities include, among others:

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  Reviewing and evaluating at least annually the qualifications, independence and performance of our independent public accountants and selecting, engaging, retaining and compensating our outside auditor;

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  Reviewing and approving in advance the scope, magnitude and budgets of all examinations of our financial statements by our independent auditor;

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  Reviewing and approving in advance the retention of the independent auditor for all types of audit and nonaudit services to be performed by independent public accountants and approving the fees for such services;

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  Meeting with independent public accountants not less than once a year without Toro representatives to discuss internal controls and accuracy and completeness of our financial statements;

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  Reviewing our general policies and procedures with respect to accounting and financial matters and internal controls;

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  Reviewing our Code of Conduct and our Code of Ethics for our CEO and Senior Financial Officers, as well as policies and procedures for the receipt, retention and treatment of complaints from employees on accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

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  Receiving analyses and comments regarding accounting pronouncements which might affect our company; and

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  Reviewing results of audits with the independent public accountants and management with a focus on difficulties encountered, material errors or irregularities, weaknesses in internal controls and similar issues, and notifying the Board of major problems or deficiencies discovered in carrying out the Audit Committee's duties.

        The Audit Committee reviews the adequacy of its charter and its own performance on an annual basis.

        The Board has determined that all members of the Audit Committee, in addition to being independent under the listing standards of the NYSE and the rules and regulations of the SEC, are financially literate and that Audit Committee Chair, Janet K. Cooper, meets the definition of "audit committee financial expert" as a result of her experience in senior corporate executive positions with financial oversight responsibilities, including Senior Vice President and Treasurer of Qwest Communications International Inc. and Chief Financial Officer and Senior Vice President of Finance and Administration of McDATA Corporation, as well as other finance positions with Qwest Communications International Inc. and The Quaker Oats Company. Shareholders should understand that this designation is an SEC disclosure requirement related to Ms. Cooper's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon her any duties, obligations or liability greater than are generally imposed on her as a member of the Audit Committee and the Board, and her designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other members of the Audit Committee who are currently serving or have served as chief executive officers or chief financial officers of other public companies may also be considered financial experts, but the Board has not so designated them.

        The Audit Committee held 11 meetings during fiscal 2007. At four of these meetings, the Audit Committee met in private session with our independent registered public accounting firm. At two of these meetings, the Audit Committee met in private session with senior management and at one of these meetings met in private session with the director of our internal audit team. Additional information regarding the Audit Committee and our independent registered public accounting firm is disclosed under the heading "Audit Committee Report" beginning on page 71 and under Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm beginning on page 70.

        Compensation & Human Resources Committee.    The Compensation & Human Resources Committee is responsible for discharging the Board's responsibilities relating to compensation of our CEO and all of our elected executive officers and reviewing and monitoring our human resource and organizational matters. The Compensation & Human Resources Committee has overall responsibility for approving and evaluating all of our compensation plans, policies and programs, as well as our philosophy and strategy, as they affect the CEO, elected officers, other executives and management employees. More specifically, the Compensation & Human Resources Committee's duties and responsibilities include, among others:

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  Having sole authority to retain and terminate any external compensation consultant used to assist the Compensation & Human Resources Committee in the evaluation of the CEO or elected officer compensation, including approval of fees to be paid to the consultant;

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  Reviewing and approving on an annual basis corporate goals and objectives relevant to the CEO's compensation, evaluating the CEO's performance in light of those goals and objectives and recommending to the Board the overall compensation levels for the CEO based on such evaluation;

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  Reviewing and approving the annual base salaries, annual incentive opportunities and other compensation arrangements of the CEO and all other elected officers;

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  Reviewing and monitoring all compensation and significant benefit plans that affect all employees and annually approving overall employee salary policies, as well as equity- based programs for all categories of employees;

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  Monitoring our compliance with requirements under the Sarbanes-Oxley Act of 2002 relating to 401(k) plans and loans to directors and officers and compliance with all other applicable laws affecting employee compensation and benefits; and

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  Reviewing and recommending any proposed changes in director compensation to the Nominating & Governance Committee.

        The Compensation & Human Resources Committee reviews the adequacy of its charter and its own performance on an annual basis. The Compensation & Human Resources Committee held four meetings during fiscal 2007 and took action by written consent three times in fiscal 2007.

        Nominating & Governance Committee.    The Nominating & Governance Committee assists the Board by:

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  Identifying individuals qualified to become Board members and recommending director nominees for the annual meeting of shareholders;

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  Recommending Corporate Governance Guidelines;

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  Leading the Board in its annual review of the Board's performance; and

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  Recommending director nominees for each Board committee.

        With respect to recommending director nominees for election at the annual meeting, the Nominating & Governance Committee, with the participation of the Chairman of the Board, annually polls the members of the Board about each director whose term is expiring. If the Nominating & Governance Committee determines that a director does not continue to have the affirmative support of a majority of the members of the Board, the Nominating & Governance Committee does not recommend the director to stand for reelection.

        In identifying new candidates for election to the Board, when vacancies occur, the Nominating & Governance Committee may first solicit recommendations for nominees from persons whom the Nominating & Governance Committee believes are likely to be familiar with candidates having the qualifications, skills and characteristics required for Board nominees from time to time. Such persons may include members of the Board and our senior management. Mr. Thulin, who joined the Board in September 2007, was recommended as a director nominee by one of our non-management directors. In addition, the Nominating & Governance Committee may engage a search firm to assist it in identifying and evaluating qualified candidates. The Nominating & Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm's fees and other retention terms.

        The Nominating & Governance Committee reviews and evaluates each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Board, the existing composition of the Board and other factors that it deems relevant. In conducting its review and evaluation, the Nominating & Governance Committee may solicit the views of management, Board members and any other individuals it believes may have insight into a candidate. The Nominating & Governance Committee may designate one or more of its members and/or other Board members to interview any proposed candidate. The Nominating & Governance Committee will then make a recommendation to the Board based on business experience, professional expertise, industry experience and geographical representation.

        The Nominating & Governance Committee does not have an express policy with regard to consideration of director candidates recommended by our shareholders because our Bylaws permit a shareholder to nominate a candidate. The Nominating & Governance Committee will consider director candidates recommended by shareholders. Those candidates must be highly qualified and exhibit the experience and expertise required of the Board's own pool of candidates, as well as an interest in our business, and have the demonstrated ability to attend and prepare for Board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. The Nominating & Governance Committee will evaluate candidates recommended by shareholders in the same manner as those recommended by others as described above. A shareholder that desires to nominate a candidate must follow the specified procedures set forth in our Bylaws, which procedures are described under the heading "Shareholder Proposals and Director Nominations for 2009 Annual Meeting" on page 72.

        The Nominating & Governance Committee reviews the adequacy of its charter and its own performance on an annual basis. The Nominating & Governance Committee held two meetings during fiscal 2007 and took action by written consent once in fiscal 2007.

        Finance Committee.    The Board created a Finance Committee in September 2007. The Finance Committee's duties and responsibilities include, among others:

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  Reviewing our financial condition, financial policies and long-range financial objectives;

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  Reviewing tax strategies and restructuring projects as developed by management;

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  Reviewing our financing requirements, evaluating management's proposals to support such financing requirements and recommending, as appropriate, specific financing arrangements to the Board;

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  Reviewing and making recommendations to the Board regarding our dividend policy;

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  Evaluating the financial impact of acquisition and divestiture transactions on our financial condition and the financial integration of acquisitions; and

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  Reviewing management's proposed annual capital budget and material capital expenditures.

        The Finance Committee reviews the adequacy of its charter and its own performance on an annual basis. The Finance Committee was created in September 2007 and did not meet prior to October 31, 2007, the end of fiscal 2007.

        Executive Committee.    The Executive Committee may exercise all of the powers and authority of the Board, including the power to declare dividends on our common stock, during intervals between meetings of the Board. The Executive Committee did not meet during fiscal 2007.

Director Compensation

        Overview.    Compensation for our non-employee directors is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation in order to align the interests of our directors with those of our shareholders. A substantial portion of our director compensation is linked to our common stock performance, and directors can elect to receive their entire Board remuneration in stock compensation. In addition, to further closely align the interests of our directors with those of our shareholders, within five years of joining the Board, each director is expected to own a dollar value of our common stock equal to at least two times the director's annual retainer fee. As of January 16, 2008, each of our directors who has served for five years or more satisfied these stock ownership guidelines.

        Our compensation for our non-employee directors for fiscal 2007 was comprised of both cash compensation, in the form of annual retainers and meeting fees, and equity compensation, in the form of automatic annual stock awards and automatic annual option grants. Each of these components is described in more detail below. Employee directors do not receive any additional compensation for their director service.

        Processes and Procedures for Consideration and Determination of Director Compensation.    The Board has delegated to the Compensation & Human Resources Committee the responsibility, among other things, to review no less than biannually and recommend any proposed changes in director compensation to the Nominating & Governance Committee, taking into account director compensation at comparable companies. Decisions regarding director compensation made by the Compensation & Human Resources Committee and the Nominating & Governance Committee are not considered final and are subject to final review and approval by the Board.

        Annual Retainers and Meeting Fees.    Effective with the Board and committee meetings held on September 18, 2007, all non-employee directors (including committee chairs and our presiding non-management director) are entitled to receive the following annual retainers and meeting fees:

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  An annual retainer of $40,000;

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  Board meeting fees of $1,500 per meeting;

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  Committee meeting fees of $1,250 per meeting; and

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  Telephonic meeting fees of $500 per meeting.

        Additionally, committee chairs and our presiding non-management director are entitled to receive the following additional annual retainers and meeting fees:

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  The Audit Committee Chair is entitled to an additional annual retainer of $5,000 and an additional per Audit Committee meeting fee of $2,000;

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  The Compensation & Human Resources Committee Chair is entitled to an additional annual retainer of $5,000 and an additional per Compensation & Human Resource Committee meeting fee of $1,000;

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  The Nominating & Governance Committee Chair is entitled to an additional annual retainer of $2,500 and an additional per Nominating & Governance Committee meeting fee of $1,000;

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  The Finance Committee Chair is entitled to an additional annual retainer of $2,500 and an additional per Finance Committee meeting fee of $1,000; and

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  Our presiding non-management director is entitled to an additional annual retainer of $7,500.

        This compensation differs from non-employee director compensation paid by us prior to September 18, 2007 as follows:

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  The annual retainer was increased from $30,000 to $40,000;

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  Board meeting fees were increased from $1,000 to $1,500 per meeting;

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  Committee meeting fees were increased from $1,000 to $1,250 per meeting;

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  The Nominating & Governance Committee Chair annual retainer was established at $2,500;

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  The Finance Committee Chair annual retainer was established at $2,500;

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  Our presiding non-management director retainer was changed from $1,000 per Board meeting to an annual retainer of $7,500; and

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  Committee members are entitled to a committee meeting fee for each committee meeting they attend, as opposed to previously when only one committee meeting fee was paid even if members attended more than one committee meeting in a single day.

        Annual retainers and meeting fees are paid in cash on a calendar year basis, unless a director elects to convert all or a part of his or her annual retainers and/or meeting fees into shares of our common stock under The Toro Company 2000 Directors Stock Plan, or 2000 Directors Stock Plan, or defer receipt of all or a part of his or her annual retainers and/or meeting fees under The Toro Company Deferred Compensation Plan for Non-Employee Directors. Annual retainers are paid in advance and meeting fees are paid in arrears in four quarterly installments on each of January 1, April 1, July 1 and October 1. For example, the annual retainer paid on January 1 is for the period from January 1 through March 31 and meeting fees paid on January 1 cover meetings attended from October 1 through December 31 of the previous calendar year.

        Robert C. Burhmaster served as our presiding non-management director during fiscal 2007 and the table on page 13 shows on which Board committees the individual directors serve and the Chair of each Board committee.

        Common Stock in Lieu of Annual Retainers and Meeting Fees.    Our non-employee directors may elect to convert all or a part of his or her annual retainers and meeting fees otherwise payable in cash into shares of our common stock under the 2000 Directors Stock Plan. Annual retainers and meeting fees that are earned after the date a director makes an election for a calendar year are issued in December of that year. The number of shares of our common stock to be issued is determined by dividing the dollar amount of annual retainers and meeting fees to be converted into shares of our common stock by the closing price of our common stock, as reported on the NYSE, on the date that the shares are issued. On December 11, 2007, Ronald A. Baukol received 830 shares of common stock in lieu of $48,250 in annual retainers and meeting fees and Gary L. Ellis received 832 shares of common stock in lieu of $48,375 in annual retainers and meeting fees. These annual retainers and fees represent (a) annual retainers for January 1, 2007 through December 31, 2007, which were paid in quarterly installments on each of January 1, 2007, April 1, 2007, July 1, 2007 and October 1, 2007, and (b) meeting fees for October 1, 2006 through September 30, 2007, which were paid in quarterly installments on each of January 1, 2007, April 1, 2007, July 1, 2007 and October 1, 2007.

        Stock Awards.    Stock awards are designed to link non-employee director compensation with shareholder interests. On the first business day of our fiscal year (usually November 1), each non-employee director is automatically awarded shares of our common stock under the 2000 Directors Stock Plan in an amount equal to $20,000 divided by the average of the closing prices of our common stock, as reported on the NYSE, during the three months prior to the award. The number of shares of common stock awarded on November 1, 2006, the first business day of fiscal 2007, to each non-employee director was 477, based on a three-month average closing price of our common stock, as reported on the NYSE, of $41.8915. The shares awarded are fully vested at the time of grant.

        Stock Option Grants.    Options grants are also designed to link non-employee director compensation with shareholder interests. On the first business day of our fiscal year, each non-employee director is automatically granted an option to purchase shares of our common stock under the 2000 Directors Stock Plan in an amount equal to $40,000 divided by the fair value of an option to purchase one share of common stock determined using a binomial valuation method based on the average stock price for the three months prior to the date of grant. Accordingly, on November 1, 2006, each non-employee director was granted an option to purchase 3,278 shares of our common stock, based on a fair value of $12.20. The exercise price per share of these options is equal to 100% of the fair market value of one share of our common stock on the date of grant, which was $42.60 on November 1, 2006. Except as described below, these options vest in three approximately equal installments on each of the first, second and third year anniversaries of the date of grant and remain exercisable for a term of 10 years after the date of grant.

        If a director becomes disabled or dies and the director's outstanding unvested options granted under the 2000 Directors Stock Plan have not previously expired, all outstanding unvested options will vest in full on the date the director's service ceases by reason of such disability or death. In addition, the director's guardian or legal representative may exercise the options not later than the earlier of the date the options expire or one year after the date the director's service ceased by reason of such disability or death.

        If a director has served as a member of the Board for 10 full fiscal years or longer and terminates his or her service on the Board, his or her outstanding unvested options will continue to vest in accordance with their terms and the director may exercise the vested portions of the options for up to four years after the director's date of termination, but not later than the date the options expire. If a director has served as a member of the Board for less than 10 full fiscal years and terminates his or her service on the Board, his or her outstanding unvested options will expire and be cancelled and the director may exercise any vested portions of the options for up to three months after the director's date of termination, but not later than the date the options expire. The following directors have served as a member of the Board for 10 full fiscal years or longer: Ronald O. Baukol, Robert C. Buhrmaster, Janet K. Cooper and Robert H. Nassau. Additionally, upon the completion of fiscal 2008, Winslow H. Buxton and Christopher A. Twomey will have served as a member of the Board for 10 full fiscal years or longer.

        Options granted under the 2000 Directors Stock Plan will vest if there is a change of control of Toro and will remain exercisable for three years following the change of control, but not later than the date the options expire. Generally, and subject to some exceptions, a change of control is deemed to have occurred if: (a) another person becomes the beneficial owner of at least 15% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock; (b) a majority of the Board becomes comprised of persons other than those for whom election proxies have been solicited by the Board; (c) the completion of certain business combinations, including certain mergers, consolidations, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our company or the resulting company after the business combination; or (d) our shareholders approve a complete liquidation or dissolution of our company.

        Deferred Compensation Plan.    Non-employee directors may elect to defer receipt of all or a part of his or her cash and/or common stock compensation under The Toro Company Deferred Compensation Plan for Non-Employee Directors. Cash amounts deferred by a director are credited to a bookkeeping cash account maintained for the director participant and common stock amounts deferred by a director are credited to a bookkeeping common stock unit account maintained for the director participant.

        Until December 31, 2006, cash accounts accrued interest at the average prime rate charged by U. S. Bank National Association, Minneapolis, Minnesota, which at times resulted in the payment of "above-market" interest as defined by the SEC. Effective January 1, 2007, the rate of return is based on funds that are comparable to the funds available to our employees through The Toro Company Investment, Savings and Employee Stock Ownership Plan, or IS&ESOP. As a result of such amendment, the interest rate earned by a director participant will no longer be considered "above-market" or preferential as defined by the SEC.

        Common stock amounts deferred under the plan are deferred as common stock units that fluctuate in value with the market price of our common stock. Dividends paid on our common stock are credited to a director's account as additional common stock units.

        A director participant's cash account and common stock units are at all times fully vested. Distributions under the plan are payable in accordance with the director participant's election upon the earliest of retirement, prior to retirement if a valid election has been made or an unforeseeable financial emergency. The Toro Company Deferred Compensation Plan for Non-Employee Directors does not provide for matching contributions by us.

        None of our directors deferred their cash or common stock compensation earned during fiscal 2007 under The Toro Company Deferred Compensation Plan for Non-Employee Directors.

        Toro Products.    We supply each of our non-employee directors with Toro products for his or her personal use at no charge, with a $6,000 limit on irrigation systems.

        Charitable Giving.    Support of a director's charitable organizations is made in accordance with Toro's Matching Gift Program, which provides that a gift in the amount of $25 to $1,000 by an individual and/or his or her spouse to educational and/or environmental institutions and public broadcasting will be matched by us in an amount of up to $1,000 per year.

        Indemnification.    Each director is a party to an indemnification agreement with us that assures the director of indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Certificate of Incorporation, and of continued coverage under our directors and officers liability insurance, to the extent it is maintained.

        Director Compensation for Fiscal 2007.    The following table provides summary information concerning the compensation of each individual who served as a director during fiscal 2007, other than Michael J. Hoffman, our Chairman and CEO, who is not separately compensated for his service as a director and whose compensation is set forth under the heading "Executive Compensation" beginning on page 26.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Ronald O. Baukol(8)	$46,583	$19,982	$47,112	$0	$1,000	$114,677
Robert C. Buhrmaster	$52,208	$19,982	$47,112	$0	$2,000	$121,302
Winslow H. Buxton	$46,292	$19,982	$47,112	$0	$4,350	$117,736
Janet K. Cooper	$59,083	$19,982	$47,112	$731	$4,952	$131,860
Gary L. Ellis	$46,292	$19,982	$28,791	$0	$0	$95,065
Katherine J. Harless	$40,833	$19,982	$47,573	$0	$0	$108,388
Robert H. Nassau	$40,833	$19,982	$47,112	$0	$460	$108,387
Gregg W. Steinhafel	$47,083	$19,982	$47,573	$0	$1,609	$116,247
Inge G. Thulin(9)	$4,833	$0	$0	$0	$0	$4,833
Christopher A. Twomey	$48,833	$19,982	$47,112	$0	$0	$115,927

(1)
Unless a director otherwise elects to convert all or a part of his or her annual retainers and meetings fees into shares of our common stock as described in footnote 2 below, annual retainers and meeting fees are paid in cash on a calendar year basis. Annual retainers are paid in advance and meeting fees are paid in arrears in four quarterly installments on each of January 1, April 1, July 1 and October 1. The amount reported represents: (a) annual retainers paid on each of January 1, 2007, April 1, 2007 and July 1, 2007, one-third of the annual retainers paid on October 1, 2007, and two-thirds of the annual retainers paid on October 1, 2006, and (b) meeting fees paid on January 1, 2007, with respect to meetings held during November and December 2006, meeting fees paid on April 1, 2007, July 1, 2007 and October 1, 2007, and meeting fees paid on January 1, 2008, with respect to meetings held during October 2007.

(2)
Our non-employee directors may elect to convert all or a part of their annual retainers and meeting fees otherwise payable in cash into shares of our common stock under the 2000 Directors Stock Plan. The amount reported for each director that has received shares of our common stock in lieu of cash retainers and meeting fees includes the amount of cash retainers and meeting fees earned by such director in fiscal 2007 but paid to such director in shares of our common stock.

(3)
Amount reported represents 100% of the grant date fair value of the annual stock award granted automatically to each of our non-employee directors, which is recognized in the year of grant and equals the share-based compensation expense recognized in fiscal 2007 for financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment ("FAS 123R") in connection with such stock awards. The valuation of these awards was based on the three-month average closing price of our common stock, as reported on the NYSE. As of October 31, 2007, no directors held any restricted stock or other unvested stock awards.

(4)
Amount reported represents the share-based compensation expense recognized in fiscal 2007 for financial statement reporting purposes in accordance with FAS 123R for the annual option automatically granted to each of our non-employee directors on November 1, 2006, which were the only options granted to directors during fiscal 2007, and previously granted options that vested in fiscal 2007. Compensation expense equal to the grant date fair value of the options is recognized over the vesting period. The specific assumptions used in the valuation of the options reflected in the amount reported are summarized in the table below:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield

November 1, 2006	4.53%	6.5 years	26.44%	0.82%
November 1, 2005	4.53%	6.5 years	26.85%	0.70%
November 1, 2004	4.04%	7.0 years	30.36%	0.20%

  For each of Mr. Baukol, Mr. Buhrmaster, Mr. Buxton, Ms. Cooper, Mr. Nassau and Mr. Twomey, the November 1, 2006 annual option grants are subject to accelerated vesting and are fully expensed as of the date of grant because each director has served, or during the term of the option will have served, on the Board for 10 full fiscal years and, accordingly, if such director terminates his or her service on the Board, his or her outstanding unvested options will continue to vest in accordance with their terms and the director may exercise the vested portions of the options for up to four years after the director's date of termination, but not later than the date the options expire. The grant date fair value as computed in accordance with FAS 123R of each of the annual option awards automatically granted to each of the directors on November 1, 2006 is $14.37 per option. The exercise price per share is equal to 100% of the fair market value of one share of our common stock on the date of grant, which was $42.60 on November 1, 2006.

  The actual value of the option awards, if any, to be realized by a director depends upon whether the price of our common stock at exercise is greater than the exercise price of the options.

(5)
As of October 31, 2007, the aggregate number of stock options (exercisable and unexercisable) held by each director was as follows: Mr. Baukol—14,824; Mr. Buhrmaster—14,824; Mr. Buxton—14,824; Ms. Cooper—10,824; Mr. Ellis—3,278; Ms. Harless—14,824; Mr. Nassau—9,490; Mr. Steinhafel—10,824; Mr. Thulin—0; and Mr. Twomey—14,824.

(6)
Represents the dollar value of above-market interest earned during the first two months of fiscal 2007 on cash amounts deferred by Ms. Cooper prior to fiscal 2007 under The Toro Company Deferred Compensation Plan for Non-Employee Directors. This plan was amended effective January 2007 to base the rates of return on funds that are comparable to the funds available to our employees through the IS&ESOP.

(7)
We do not generally provide perquisites and other personal benefits to our directors, other than Toro products for their personal use at no charge and charitable matching contributions to educational and/or environmental institutions and public broadcasting in an amount of up to $1,000 per year. The amount reported represents (a) the aggregate incremental cost to us of providing free Toro products to our directors as follows: Mr. Buxton—$4,350; Ms. Cooper—$3,952; Mr. Nassau—$460; and Mr. Steinhafel—$1,609; and (b) charitable matching contributions as follows: Mr. Baukol—$1,000; Mr. Buhrmaster—$2,000, which represents matching contributions made by Toro in fiscal 2007 for contributions made by Mr. Buhrmaster in both fiscal 2006 and fiscal 2007; and Ms. Cooper—$1,000. The incremental cost to us of the free products provided to our directors was determined as the amount a Toro employee would have paid for such products as opposed to the full retail price for such products since all Toro employees may purchase Toro products at an employee discount.

(8)
In connection with obtaining the age of 70, as recommended by our Corporate Governance Guidelines, Mr. Baukol volunteered not to be nominated for election to the Board and will retire from the Board upon expiration of his three-year term at the annual meeting.

(9)
Mr. Thulin was elected to the Board on September 18, 2007. Accordingly, the fees shown for Mr. Thulin are prorated based upon his appointment to the Board in September 2007. Mr. Thulin did not receive an automatic stock award or option grant in fiscal 2007 since he was elected to the Board in September 2007.

Policies and Procedures Regarding Related Person Transactions

        Our Corporate Governance Guidelines set forth in writing our policies and procedures regarding the review, approval and ratification of related person transactions. All reportable related person transactions must be reviewed, approved or ratified by the Nominating & Governance Committee. In determining whether to approve or ratify such transactions, the Nominating & Governance Committee will take into account, among other factors and information it deems appropriate:

  •
  the related person's relationship to Toro and interest in the transaction;

  •
  the material facts of the transaction;

  •
  the benefits to Toro of the transaction; and

  •
  an assessment of whether the transaction is (to the extent applicable) in the ordinary course of business, at arm's length, at prices and on terms customarily available to unrelated third party vendors or customers generally, and whether the related person had any direct or indirect personal interest in, or received any personal benefit from, such transaction.

        Transactions in the ordinary course of business, between us and an unaffiliated corporation of which one of our non-employee directors serves as an officer, that are at arm's length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in which the non-employee director had no direct or indirect personal interest, nor received any personal benefit, and in amounts that are not material to our business or the business of such unaffiliated corporation, are deemed conclusively pre-approved.

Board of Directors Business Ethics Policy Statement

        It is our policy to maintain the highest level of moral, ethical and legal standards in the conduct of our business. Pursuant to our Corporate Governance Guidelines, the Board has adopted, and each director annually signs, a Business Ethics Policy Statement. The policy can be found on our website at www.thetorocompany.com/corporategovernance or is available upon request to our Assistant General Counsel and Assistant Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at 888/237-3054, or by email to invest@toro.com.

Code of Conduct and Code of Ethics for our CEO and Senior Financial Officers

        All of our employees are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest level of moral, ethical and legal standards. We also have a Code of Ethics for our CEO and Senior Financial Officers applicable to our CEO (our principal executive officer), our CFO (our principal financial officer), our Managing Director, Corporate Controller (our principal accounting officer and controller), and to all business unit controllers and senior accounting personnel identified by the Corporate Controller who are bound by the provisions set forth in the Code of Conduct relating to ethical conduct, conflicts of interest and compliance with the law. Our Code of Conduct and Code of Ethics for our CEO and Senior Financial Officers can be found on our website at www.thetorocompany.com/corporategovernance or are available upon request to our Assistant General Counsel and Assistant Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at 888/237-3054, or by email to invest@toro.com. If we amend or grant any waivers to our Code of Conduct or Code of Ethics for our CEO and Senior Financial Officers that are applicable to our executive officers, which we do not anticipate doing, we have committed that we will post the amendments or waivers on our website at www.thetorocompany.com/corporategovernance.

Complaint Procedure; Communications with Directors

        The Board has appointed Robert C. Buhrmaster, as our presiding non-management director, with the responsibility to facilitate communications by shareholders, interested parties and employees directly with the independent, non-management members of the Board. Our presiding non-management director maintains a special telephone line for the purposes described below.

        As required by the Sarbanes-Oxley Act of 2002, we maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding these matters by any employee. Any employee who believes he or she has witnessed a breach of our Code of Conduct or an incident involving financial fraud may leave a confidential or anonymous message at 800/850-7247 (U.S.) or +1-678-999-4558 (outside U.S.) or for Robert C. Buhrmaster, as our presiding non-management director, at 952/887-7268.

        The Board has also established a process for shareholders and interested parties to send communications to the non-management directors. Shareholders and interested parties may communicate with the Board or the non-management directors through the presiding non-management director by calling 952/887-7268 or by writing to our Vice President, Secretary and General Counsel, 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196. Communications sent to us addressed to the Board of Directors or to any non-management director are reviewed by our Vice President, Secretary and General Counsel. Some types of communications will not be forwarded to our presiding non-management director. These include job inquiries, surveys and requests for information about us, offers of goods and services, requests for donations and sponsorships and product ideas, as well as communications unrelated to us or our business. If the communication does not fall in one of these categories, it will be forwarded to our presiding non-management director.

        Concerns and questions relating to accounting, internal accounting controls, financial policy, risk management or auditing matters are brought to the attention of the Audit Committee Chair and are handled in accordance with procedures established by the Audit Committee. These concerns may also be reported through our anonymous confidential compliance line at 800/850-7247 (U.S.) or +1-678-999-4558 (outside U.S.) or to Robert C. Buhrmaster, as our presiding non-management director, at 952/887-7268. If requested, we will endeavor to keep information that has been submitted confidential, subject to any need to conduct an effective investigation and take appropriate action.

EXECUTIVE COMPENSATION

        Introductory Note: Effective November 7, 2006, the SEC adopted new disclosure requirements for executive officer and director compensation to be included in Annual Reports on Form 10-K and proxy statements for fiscal years ending on or after December 15, 2006. As our fiscal year end is October 31, this is the first year in which we are required to include such executive officer and director compensation disclosures in this proxy statement and in our Annual Report on Form 10-K (through incorporation by reference to this proxy statement).

Compensation & Human Resources Committee Report

        The Compensation & Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2007.

Compensation & Human Resources Committee:
Christopher A. Twomey (Chair)
Winslow H. Buxton
Katherine J. Harless
Robert H. Nassau
Gregg W. Steinhafel

Compensation Discussion and Analysis

        Overview.    This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by and/or paid to each of our named executive officers. This discussion focuses primarily on compensation awarded for fiscal 2007, but also addresses past compensation actions and known future changes to our executive compensation program to the extent that it enhances an understanding of our fiscal 2007 compensation. This discussion should be read in conjunction with the tables and corresponding footnotes set forth on pages 41 through 48, as it provides information and context to the compensation disclosures included in those tables and footnotes.

        Processes and Procedures for Consideration and Determination of Executive Compensation.    The Board has delegated to the Compensation & Human Resources Committee the responsibility for discharging the Board's responsibilities relating to compensation of our CEO and all of our elected officers, including each of our named executive officers. The committee has overall responsibility for approving and evaluating all of our compensation plans, policies and programs, as well as our philosophy and strategy, as they affect our CEO, the elected officers, senior executives and management employees. Additional information regarding the committee's duties and responsibilities is set forth under the heading "Compensation & Human Resources Committee" beginning on page 14.

        The committee has the sole authority to retain and terminate any external compensation consultant to be used to assist it in the evaluation of our CEO or other officer compensation, including the sole authority to approve the consultant's fees and the other terms and conditions of the consultant's retention. To assist in the design and review of our executive compensation program, the committee has retained Towers Perrin, an external consulting firm. The committee also has the authority to obtain advice and assistance from external legal, accounting or other advisors.

        For each of the named executive officers other than our CEO, the committee reviews and approves all elements of our executive compensation program taking into consideration recommendations from our CEO and human resources staff and information, including competitive market information, provided by our external compensation consultant. For our CEO, the committee reviews and approves all elements of his executive compensation program taking into consideration the Board's evaluation of our CEO, recommendations from our human resources staff and information, including competitive market information, provided by our external compensation consultant.

        Compensation & Human Resources Committee Meetings.    There are three regularly scheduled meetings of the Compensation & Human Resources Committee during each fiscal year. A professional from our external compensation consulting firm, Towers Perrin, attended a portion of all three regularly scheduled committee meetings held in fiscal 2007. The committee met in executive session without management at each meeting held in fiscal 2007.

        Compensation Program Objectives.    The Compensation & Human Resources Committee uses compensation to help communicate desired financial business results to our executives, including our named executive officers, and to motivate them to make decisions to produce those results. Our guiding philosophy is to maintain an executive compensation program that will attract, retain, motivate and reward highly qualified and talented executives that will enable us to perform better than our competitors. Our executive compensation decisions are based on the following core principles:

  •
  Pay is linked to performance.  The largest component of total compensation for our executives, including our named executive officers, is incentive compensation that is tied to the achievement of financial business results. Total compensation will vary above or below the market 50th percentile based on the level of achievement of specific performance measures that are tied to corporate and division financial goals.

  •
  Total compensation is competitive with the marketplace.  Competition for executive talent is intense. To ensure that our executive compensation remains competitive, we, with the assistance of management and our external compensation consulting firm, measure the competitiveness of the key elements of our executive compensation program against other companies of similar revenue size. Our external compensation consulting firm gathers market data for all of our executives, including our named executive officers, from the executive database within the Towers Perrin Compensation Data Bank, which is a published compensation survey. The data in the compensation survey (there were 803 participating companies in the 2007 survey) is then size adjusted, using a regression analysis, for our revenue size. For certain positions where regression data is not available, our external compensation consulting firm gathers data for a sub-set of companies with annual revenue between $1 and $3 billion (there were 114 participating companies in the 2007 survey in this revenue range). For executives with divisional responsibilities, the data is size adjusted for specific division revenue. We do not focus specifically on manufacturing companies because we believe that the market for our executive talent is broader than the manufacturing industry.

  Current compensation for our executives is compared to the market 50th percentile to assess competitiveness. An executive's actual compensation (in total or by element) may be above or below the market 50th percentile based on experience, tenure, corporate/division performance and individual performance.

  •
  Stock ownership is emphasized.  We have a long-held belief that stock ownership by our executives is critical in order to align the interests of our executives with those of our shareholders. We encourage significant ownership of our common stock by our executives and, accordingly, have established stock ownership guidelines for them. We believe that our incentive programs' focus on financial business results has a direct link to the value of our common stock. Our long-term incentive programs are designed to support our stock ownership guidelines.

        We believe that these core principles help ensure that when financial goals are met, total compensation is at or above the market 50th percentile and when financial goals are not met, total compensation is below the market 50th percentile.

        Elements of Our Executive Compensation Program.    During fiscal 2007, our executive compensation program consisted of the following elements: base salary, annual cash incentives, long-term incentives, retirement and health benefits and perquisites. In the table below, we have outlined the purpose of each of these elements, as well as target positioning in the market.

Element	Purpose	Target Positioning

Base Salary	We pay base salaries to provide a stable source of fixed income and to:
•  Recognize the contributions of our executives in their day-to-day responsibilities,
•  Reflect the scope and complexity of the executive's role, and
	• Reflect an executive's current and historical levels of performance.	We target the market 50th percentile for base salaries.
Annual Cash Incentives
Through The Toro Company Annual Management Incentive Plan, or AMIP, we provide annual incentives to our executives that motivate attainment of annual financial goals. We believe that these annual financial goals are operational drivers of long-term value creation for our shareholders. In fiscal 2007, annual financial goals for corporate participants were based solely on:
•  Fully diluted earnings per share, or EPS, and
• Corporate average net assets turns (12 months average net assets of the corporation, excluding long-term debt, divided by the cost of goods sold).
We target the market 50th percentile for annual cash incentives when those incentives are paid at target. Positioning of target awards for an individual may be adjusted based on internal equity, experience and tenure within Toro or the position. Actual awards range from below to above the 50th percentile based on corporate performance and division performance.

In fiscal 2007, annual financial goals for division participants were based in part on corporate participant financial goals (50%) and in part on division financial goals (50%) of:
•  Controllable profit contribution, or CPC (divisional operating earnings, excluding other income or expense), and
• Divisional current net assets turns (12 months average current assets of the division, excluding deferred taxes, divided by the divisional cost of goods sold).

Long-Term Incentives • Stock options • Performance share awards	We provide long-term incentives in the form of option awards and performance share awards, which are paid out in shares of our common stock. We believe that the use of long-term incentives helps to:
•  Align the interests of our executives and our shareholders,
•  Promote long-term retention of our executives, and
	• Encourage significant ownership of our common stock.	We target the market 50th percentile for long-term incentives. Positioning of long-term incentives for an individual may be adjusted based on internal equity, experience, tenure within Toro or the position and individual performance. We maintain stock ownership guidelines to encourage stock ownership.

In fiscal 2007, the performance measures for our performance share awards (for the fiscal 2007 to fiscal 2009 award term) were based equally on:
•  Cumulative net income plus after-tax interest, and
• Cumulative corporate average net assets turns (aggregate of three years of annual corporate average net assets turns).
Retirement and Health Benefits
We provide health and welfare benefits and a retirement plan to help provide for the physical and financial health and security for our executives. Our executives participate in the same benefit plans made available to our U.S.-based employees. These include:
•  Medical and dental insurance,
•  Life, accidental death and dismemberment, and long-term disability insurance, and
• The Toro Company Investment, Savings & Employee Stock Ownership Plan, or IS&ESOP.
We review our retirement and health benefits against the market, utilizing the expertise of external consulting firms. We believe that our benefits and plans are consistent with retirement and health benefits and plans provided at other companies that we compete with for talent.

Our executives may also participate in three nonqualified plans: The Toro Company Deferred Compensation Plan, The Toro Company Supplemental Benefit Plan, and The Toro Company Deferred Compensation Plan for Officers.
Perquisites
We believe that we provide perquisites that are typical in the market. We believe that the use of perquisites for our executives is important to maximize the time our executives spend on our business and to retain and reward our executives. The perquisites we provide are:
•  Company-leased automobile,
•  Financial planning,
•  Executive physical,
•  Toro products, and
	• Vacation.	We provide perquisites that we believe are commonly provided at other companies and review the perquisites that we provide to our executives on an annual basis.

        We do not target a specific mix between fixed (non-performance based) and variable (performance based) compensation in determining our executive compensation packages. However, we believe that variable compensation should constitute the majority of the total compensation package and that compensation should vary based on performance. For fiscal 2007, variable compensation (the sum of the actual AMIP payout for fiscal 2007 and the value of fiscal 2007 long-term incentives) for our named executive officers ranged from 52% to 76% of total compensation (total compensation for these purposes is defined as the sum of fiscal 2007 base salary, actual fiscal 2007 AMIP payout and the value of fiscal 2007 long-term incentives, which is a different definition for total compensation than is found in the "Total Compensation" column of the "Summary Compensation Table for Fiscal 2007" on page 41). Both annual cash incentives and long-term incentives are critical for ensuring that our executives are compensated for their contributions if we achieve our financial goals. Our annual cash incentives are linked directly to the accomplishment of annual financial goals and our long-term incentives are linked to our longer-term financial goals and encourage significant ownership of our common stock. For our variable compensation, we do not target a specific mix between short-term, or annual, and long-term incentives. For fiscal 2007, long-term incentives as a portion of variable compensation (defined above) ranged from 58% to 75%. When comparing cash and equity compensation, we do not target a specific mix, but believe that the use of equity compensation (delivered in options and performance share awards) are a critical component of our executive compensation package and support our stock ownership guidelines. For fiscal 2007, equity-based compensation (value of fiscal 2007 long-term incentives) as a percent of total compensation (defined above) ranged from 30% to 57%. The mixes described for fiscal 2007 are provided to show an output of the compensation process.

        Each element of our executive compensation program is described in more detail below.

  Base Salary

        General.    We provide the opportunity for our named executive officers and other executives to earn a market competitive annual base salary. Base salaries are reviewed on an annual basis and any salary increases are made effective as of November 1st. Base salaries for each of our named executive officers are reviewed and approved at the regular committee meeting held in November or December of each year.

        Current base salaries for each of our named executive officers are compared against the market 50th percentile. This comparison, which is reflected as a percentage of current base salary divided by the market 50th percentile, is presented to the committee at its regular meeting held in November or December.

        In addition to reviewing base salaries relative to the market, we also evaluate each executive's individual performance, together with corporate and division performance, as applicable, when recommending base salary increases. Finally, we consider an executive's tenure in the position. Base salary increases for our named executive officers are reviewed and discussed by management and then discussed with the Chair of the committee prior to the regular meeting held in November or December. At the meeting, the base salary increase for each named executive officer other than the CEO is recommended by management to the committee for approval. These increases are discussed by the committee in executive session. The CEO remains present during executive session for the base salary discussion of each of the other named executive officers. The CEO is then excused and is not present during executive session when the committee discusses his base salary.

        Increases.    The table below reflects annual base salary increases for each of our named executive officers in fiscal 2007 compared to fiscal 2006.

Name	Fiscal 2006	Fiscal 2007	% Increase

Michael J. Hoffman	$650,000	$750,100	15.4%
Stephen P. Wolfe	$363,000	$385,143	6.1%
Karen M. Meyer	$330,800	$347,009	4.9%
Dennis P. Himan	$248,280	$280,035	12.8%
Peter M. Ramstad*	N/A	$279,545	N/A

*
Mr. Ramstad joined Toro on November 27, 2006 and this number represents a pro-rated amount from his annual base salary of $300,000.

        Our Analysis.    To the extent that the annual base salary for a named executive officer is below the market 50th percentile, we may recommend a higher base salary increase. For fiscal 2007, the increases in base salaries from fiscal 2006 for each of our named executive officers were designed to bring salaries closer to the market 50th percentile. Since Mr. Hoffman is still relatively new to the CEO position, his base salary has been well below the market 50th percentile. As a result, in recent years the committee has taken incremental steps to bring his base salary closer to the market. After the 15.4% increase in fiscal 2007, Mr. Hoffman's base salary remained below the market 50th percentile. Mr. Himan was new to the Group Vice President position in fiscal 2007 and his increase of 12.8% represents a merit increase and a promotional increase. After the increase, Mr. Himan's base salary remained below the market 50th percentile. Increases for Mr. Wolfe and Ms. Meyer were designed to bring salaries closer to the market 50th percentile in fiscal 2007. Mr. Ramstad was not eligible for a merit increase until November 1, 2007.

  Annual Cash Incentives

        General.    We provide the opportunity for executives to earn an annual incentive. The incentive payout is based solely on financial performance under our AMIP and is paid entirely in cash. At the beginning of each fiscal year, during the regular meeting of the committee held in November or December, management recommends to the committee for review and approval a target award (expressed as a percentage of base salary) for each participant and financial goals, or performance measures, at both the corporate and division level.

        Target Awards.    Under the AMIP, we establish target awards expressed as a percentage of base salary. At threshold performance, payouts are 40% of the target award. If the EPS threshold goal is not met, payouts are zero. At maximum performance, payouts are 200% of the target award. When recommending the target awards, management reviews the market 50th percentile total cash compensation (sum of base salary and annual incentives). Our objective is that when our annual incentives pay out at target, total cash compensation is at the market 50th percentile. Target awards for an individual may be adjusted based on internal equity, experience and tenure within Toro or the position. Target awards for each named executive officer other than the CEO are recommended by management to the committee for approval. These target awards are discussed by the committee in executive session. The CEO remains present during executive session for the target award discussion of each of the other named executive officers. The CEO is then excused and is not present during executive session when the committee discusses his target award. For fiscal 2007, our target awards for our named executive officers were as follows:

Name	Target Award (% of base salary)	Performance

Mr. Hoffman	80%	100% Corporate
Mr. Wolfe	60%	100% Corporate
Ms. Meyer	55%	100% Corporate
Mr. Himan	50%	50% Corporate/50% Divisional Portfolio
Mr. Ramstad	45%	100% Corporate

  Fiscal 2007 Performance Measures and Weightings for Corporate Participants.

  •
  60% EPS
  •
  40% corporate average net assets turns

  Fiscal 2007 Performance Measures and Weightings for Division Participants.

  •
  30% EPS
  •
  20% corporate average net assets turns
  •
  30% division CPC
  •
  20% division current net assets turns

        With the exception of Mr. Himan, all of our named executive officers received annual incentive payouts based 100% on corporate performance for fiscal 2007. Executives with a divisional portfolio, like Mr. Himan, received annual incentive payouts based 50% on corporate performance and 50% on division performance. For fiscal 2007, management believed it was appropriate to consider the performance of the divisions under Mr. Himan's responsibility when determining the payout of his annual incentive award.

        In setting performance goals for the upcoming fiscal year, we take into account factors including our prior fiscal year financial results, our competitive situation and our evaluation of market data. For fiscal 2007, we established threshold performance goals for all measures, below which there was no payout for that measure. The target EPS goal (which corresponds to a payout of 100% of the target award for that measure) generally requires growth in the mid-teens over the prior fiscal year. In order to receive maximum payout on the EPS goal, EPS must be at least 120% of the target.

        Management recommends corporate and division performance measures to the committee at its regular meeting held in November or December. Additionally, the committee reviews and approves the target and maximum awards at that meeting. During its regular meeting held in July, the committee reviews progress against the corporate and division financial goals. Following the end of the fiscal year, at the committee meeting held in November or December, management presents actual performance against the corporate and division financial goals and the corresponding payout percent (expressed as a percent of target). Management then presents a summary of the actual dollar payouts for the CEO and all of the vice presidents, general managers and managing directors of our divisions, which is reviewed by the committee. At that meeting, the committee has the discretion to adjust the payout up or down by up to 20% based on their evaluation of the performance. Examples of factors that could impact the AMIP payout include unplanned buyback of shares of our common stock or acquisition or disposition transactions. The committee did not make any adjustments to the fiscal 2007 annual incentive payouts.

        Our Analysis.    At the corporate level, our AMIP payouts for fiscal 2007 were at 95% of target awards. We slightly exceeded our EPS goal and slightly underperformed against our corporate average net assets turns goal. Our divisional payouts for fiscal 2007 ranged from 0% to 111.1% of target awards.

        In reviewing payout history for the last five fiscal years, our average corporate AMIP payouts have been 120.3% of target and our average divisional AMIP payouts have been 104.8% of target. During that same five fiscal year period, our stock price increased from $16.21 on November 1, 2002 (the first day of fiscal 2003), as adjusted for two subsequent 2-for-1 stock splits, to $55.66 on October 31, 2007 (the last day of fiscal 2007), an increase of 243%, and our EPS increased from $1.58 for fiscal 2003 to $3.40 for fiscal 2007, an increase of 115%, each of which generated significant returns to our shareholders. Our strong financial performance over this time period has generated, on average, above target payouts for all participants in our annual cash incentive program.

        Changes for Fiscal 2008.    Management and the committee have had several discussions over the past couple of years about the importance of corporate revenue growth. For fiscal 2008, we have selected corporate revenue growth as an additional performance measure within the AMIP, as we believe that revenue growth will be critical to our future success. At target level of performance and payout, which will generate a target payout of 100% of the target award, we have established a revenue growth range in the middle single digits. At maximum level of performance and payout, we have established a revenue growth goal in the high single digits. There is also a threshold level of performance and payout, below which there will be no payout for corporate revenue growth. At threshold level of performance and payout, which is in the low single digits, payouts for the corporate revenue growth component will be 40%. Corporate revenue growth for fiscal 2008 will be measured against actual revenue for fiscal 2007. The impact of acquisition and disposition transactions on corporate revenue growth will be discussed by management and the committee on a case-by-case basis. This change was approved by the committee at its regular meeting held in November 2007. Below is a summary of the performance measures and weightings for fiscal 2008.

  Fiscal 2008 Performance Measures and Weightings for Corporate Participants.

  •
  20% corporate revenue growth
  •
  40% EPS
  •
  40% corporate average net assets turns

  Fiscal 2008 Performance Measures and Weightings for Division Participants.

  •
  20% corporate revenue growth
  •
  15% EPS
  •
  15% corporate average net assets turns
  •
  25% division CPC
  •
  25% division current net assets turns

  Long-Term Incentives

        General.    We believe that the use of equity-based compensation programs, along with our stock ownership guidelines, help align the interests of our executives and our shareholders. Therefore, we provide the opportunity for our executives to earn competitive long-term incentives. Long-term incentives are provided to our executives in the form of both options and performance share awards, which are paid out in shares of our common stock, with each component delivering 50% of the overall long-term incentive value. The value of long-term incentives is targeted at the market 50th percentile. The total long-term incentive value actually granted is determined after reviewing individual performance and performance at the corporate and division level, as applicable, as well as length of time in the position. An executive may receive less than the full market long-term incentive rate while gaining experience in a new position during the first couple of years. This total value is then divided equally into the value to grant in options and performance share awards.

        The committee, at its regular meeting held in November or December, reviews the market 50th percentile long-term incentive values and management's recommendations for long-term incentive value to award to the executives.

        Stock Options.    Each year, we grant options to our executives and director level employees. Additionally, each year we select certain other non-executive employees, through a nomination process, to receive a special option grant to reward those employees for exceptional performance and contributions. Options are granted under The Toro Company 2000 Stock Option Plan, or 2000 Stock Option Plan. If shareholder value is not delivered and our stock price does not increase, the options will not have any value. If our organization delivers strong shareholder returns, our stock price will presumably increase, thereby increasing the value of the options and total compensation.

        To determine the number of options to award to our named executive officers, we start with a total expected value of options to be granted to each named executive officer (which represents one-half of the total long-term incentive value to be awarded). That value is then divided by the expected value of one option, using the binomial method, to determine the number of options to grant. The calculation of the expected value is based on the average closing price of our common stock, as reported on the NYSE, over the last three months of the fiscal year.

        Options granted to our CEO and each of our other named executive officers in fiscal 2007 vest in three approximately equal installments on each of the first, second and third year anniversaries of the date of grant and are exercisable for a period of 10 years following the date of grant. The number of options awarded to our named executive officers for fiscal 2007 can be found in the "Grants of Plan-Based Awards for Fiscal 2007" table on page 43. The exercise price of the options is the closing price of our common stock, as reported on the NYSE, on the date of grant, which for fiscal 2007 was November 30, 2006.

        Options are approved by the committee at its regular meeting held in November or December of each year. At the meeting, the option grants for each named executive officer other than the CEO are recommended by management to the committee for approval. These option grants are discussed by the committee in executive session. The CEO remains present during executive session for the option discussion of each of the other named executive officers. The CEO is then excused and is not present during executive session when the committee discusses his option grant.

        Performance Share Awards.    Each year, performance share awards are granted under The Toro Company Performance Share Plan, or PSP, to our named executive officers, all other officers and selected general managers and managing directors. Performance share awards are paid out in shares of our common stock after a three-year award term. At the beginning of the three-year award term, we establish financial goals. For fiscal 2007 to fiscal 2009 awards, we established two goals, which had an equal weighting: cumulative net income plus after-tax interest and cumulative corporate average net assets turns. Similar to how the goals are set in the AMIP, we consider prior fiscal year financial results, our competitive situation, our evaluation of market data and upcoming business opportunities when establishing goals for the next three-year award term.

        To determine the number of performance share awards to be granted to our named executive officers, we start with a total expected value of performance share awards to be delivered (which represents one-half of the total expected long-term incentive value to be awarded). That value is then divided by an expected value per share, that is discounted for risk of forfeiture, to determine the number of performance share awards to grant at target. The number of shares to award is reviewed and approved by the committee at its regular meeting held in November or December. At the meeting, the performance share awards for the next three-year award term for each named executive officer other than the CEO are recommended by management to the committee for approval. These performance shares awards are discussed by the committee in executive session. The CEO remains present during executive session for the performance share award discussion of each of other named executive officers. The CEO is then excused and is not present during executive session when the committee discusses his performance share award.

        At the end of the three-year award term, at the committee's regular meeting in November or December, management summarizes performance against the two financial goals and determines a payout, that is expressed as a percent of target. Shares of our common stock are paid out to the named executive officers in December following our final earnings release for the fiscal year.

        For the fiscal 2005 to fiscal 2007 award term, the payout percent was 90.5%. The cumulative net income plus after-tax interest exceeded target and the actual cumulative corporate average net assets turns was below target. A summary of the performance shares awarded for the fiscal 2005 to fiscal 2007 award term can be found in the "Option Exercises and Stock Vested for Fiscal 2007" table on page 47.

        Changes for Fiscal 2008 to Fiscal 2010.    As previously discussed with respect to fiscal 2008 changes to annual incentives, management and the committee have had several discussions over the past couple of years about the importance of corporate revenue growth. For the fiscal 2008 to fiscal 2010 award term, we have selected cumulative corporate revenue growth as an additional performance measure under the PSP, as we believe that revenue growth will be critical to our future success. At target level of performance and payout, which will generate a target payout of 100% of the target award, we have established a revenue growth range in the middle single digits. At maximum level of performance and payout, we have established a revenue growth goal in the high single digits. At threshold level of performance and payout, below which there will be no payout for corporate revenue growth, we have established a revenue growth goal in the low single digits. Payouts for the cumulative corporate revenue component will be 40%. This change was approved by the committee at its regular meeting held in November 2007.

  Fiscal 2008 Through Fiscal 2010 Performance Measures and Weightings.

  •
  50% cumulative net income plus after-tax interest
  •
  25% cumulative net average assets turns
  •
  25% cumulative corporate revenue

        Our Analysis.    The value of long-term incentives delivered to our named executive officers for fiscal 2007 was targeted at the market 50th percentile. Adjustments from the market were made for individual performance, tenure, experience and internal equity.

  Retirement and Health Benefits

        General.    To provide for the physical health and security of our executives, our executives participate in the same health and welfare benefit plans in which our U.S.-based office salaried employees participate. These plans include medical, dental, life, accidental death and dismemberment and long-term disability.

        Additionally, to provide for financial security, our executives may participate in The Toro Company Investment, Savings & Employee Stock Ownership Plan, or IS&ESOP, the plan in which the majority of our U.S.-based employees participate. This plan includes a standard 401(k) plan with company match and two other company contributions (investment fund and ESOP fund). The 401(k) portion allows all U.S.-based office salaried employees to set aside pre-tax dollars to save for retirement. We match $0.50 for each employee dollar contribution, up to an employee maximum of 4%. In the 401(k) portion, employees whose compensation exceeded a certain level for the prior calendar year are capped at a certain contribution percent. For the investment fund, we contribute 5.5% of an employee's eligible compensation plus 5.5% above the social security taxable wage base into their account and for the ESOP fund, we contribute 1.5% of eligible compensation into an employee's account each calendar year.

  Nonqualified Deferred Compensation Plans

        General.    Our executives are also able to participate in three different nonqualified plans: The Toro Company Deferred Compensation Plan, The Toro Company Supplemental Benefit Plan and The Toro Company Deferred Compensation Plan for Officers.

        The Toro Company Deferred Compensation Plan.    This plan allows employees that are at a director level and above to set aside pre-tax calendar year base salary and/or fiscal year AMIP cash bonuses. Participants can defer up to 100% of those amounts. Each year, before the new fiscal year begins, eligible employees are given the opportunity to defer their calendar year base salary and/or fiscal year AMIP bonus. Participants elect the frequency of payments and the number of payments. Participants must elect a distribution date that is at least two years later than the date the compensation would otherwise have been received. Amounts deferred go into an account and earn interest based on a participant's allocation of funds in the plan. Participants are always 100% vested in their accounts.

        The Toro Company Supplemental Benefit Plan.    This plan is maintained for the purpose of providing benefits for a select group of management or highly compensated employees, in excess of the limitations on benefits and contributions imposed by Sections 401(a)(17) and 415 of the Code. Our contributions to this plan are made on a calendar year basis, usually in the first calendar quarter following the end of the prior calendar year. We contribute the investment fund calculation and the ESOP fund calculation above the compensation limit into this plan. Participants with a balance of less than $25,000 have their accounts distributed in a lump sum. Participants with a balance of greater than $25,000 elect the frequency of payments and the number of payments. Participants are always 100% vested in their accounts.

        The Toro Company Deferred Compensation Plan for Officers.    This plan allows executives that participate in the PSP an opportunity to defer receipt of shares of our common stock paid out under the PSP to a date in the future. Participants can defer up to 100% of the common stock payout. Each year, before the third fiscal year of the three-year award term begins, executives are given the opportunity to defer the receipt of those shares to some point in the future. Participants must elect a distribution date that is at least two years later than the date the shares would have been received. Participants elect the frequency of payment and the number of payments. Participants are always 100% vested in their accounts.

        Our Analysis.    We evaluate the nonqualified deferred compensation plans we provide annually and believe that they are typical in the marketplace.

  Perquisites

        General.    We provide our named executive officers and other executives the opportunity to receive certain perquisites. We provide this opportunity to attract and retain highly qualified and talented executives and to recognize that similar perquisites are provided at other companies that we compete with for executive talent. Below is a brief description of the perquisites provided to our named executive officers in fiscal 2007.

Perquisite	Description

Company-leased automobile	As is customary at other companies that we compete with for executive talent, we pay all costs associated with leasing, operating, maintaining and insuring a company-leased automobile.
Financial planning
We encourage our executives to receive professional advice regarding their financial planning. Therefore, we pay up to a maximum defined amount for our CEO and each other named executive officer to cover federal and state tax planning, tax return preparation, financial counseling and estate planning. Every three years, we will pay an additional 50% of the annual allowance. The annual allowance ranges from $4,000 for certain executives to $12,000 for our CEO.

Annual executive physical	To help further ensure the health of our named executive officers and other executives, we generally pay up to $1,000 for approved physical exam expenses not covered by insurance.

Toro products	To enable our named executive officers and other executives the opportunity to become more familiar with our products and use those products on a regular basis, we provide Toro products to our executives at no cost. These products can generally be replaced by the executive every two to four years.
Vacation	We provide our newly hired executives with two additional weeks of vacation, as compared to that provided to newly hired U.S.-based office salaried employees. After five years of service, U.S.-based office salaried employees are entitled to an additional week of vacation and the differential between executives and employees is one week.

        The value of the perquisites provided to our named executive officers for fiscal 2007 can be found in the "Summary Compensation Table for Fiscal 2007" on page 41, in the "All Other Compensation" column and related footnote.

        Our Analysis.    We believe that the perquisites provided to our named executive officers and other executives are consistent with perquisites provided at other companies and are an important part of our executive compensation program. We evaluate all of our perquisites on an annual basis and in fiscal 2006 we eliminated club dues and the company payment of the employee portion of insurance premiums as part of that annual review. No changes to perquisites were made in fiscal 2007.

  Stock Ownership Guidelines

        General.    We adopted stock ownership guidelines approximately 10 years ago to encourage our executives to accumulate and retain our common stock. Our guideline is five times base salary for our CEO and ranges from two to three times base salary for certain other executives. We recommend that executives reach their guideline in five years.

        Our Analysis.    We believe that our stock ownership guidelines are within the range of competitive market practice. Based on our evaluation as of October 31, 2007, each of our named executive officers with five years of service is in compliance with the established guidelines. We will continue to review compliance with these guidelines on an annual basis.

  Tax Deductibility of Compensation

        Our compensation plans, including the AMIP, the 2000 Stock Option Plan and the PSP, have been structured with the intention that annual cash incentive payouts, options and performance share award payouts awarded under these plans can be qualified as performance-based compensation, which is tax deductible to us under Section 162(m) of the Internal Revenue Code.

  Change of Control and Post-Termination Severance Arrangements

        General.    The only post-termination severance arrangements that we have with our named executive officers are in connection with a change of control situation. Briefly, if we experience a change of control, whether or not there is a qualifying termination of employment:

  •
  the change of control employment agreements with our named executive officers become effective, requiring us to provide certain benefits to our executives during the three-year period following the change of control, including a minimum base salary and annual bonus, or in connection with a termination occurring during the three-year period after the change of control or, in certain instances, before the change of control;

  •
  all options immediately vest, become exercisable in full and remain exercisable for three years following the change of control (but not later than the date the options expire); and

  •
  all outstanding performance share awards for award terms in progress at the time of the change of control become immediately payable at maximum in shares of our common stock.

        The change of control employment agreements that we have with each of our named executive officers more specifically provide that if during the three-year period after a change of control, or if before the change of control in anticipation of the change of control or at the request of a third party who took actions to cause the change of control, a named executive officer's employment is terminated by us other than with "cause," or if the executive terminates his or her employment for "good reason," the executive is entitled to receive:

  •
  a severance payment equal to three times the sum of his or her then current annual base salary and highest annual bonus (which is the greater of the most recent fiscal year annual bonus paid to the executive or the highest annual bonus paid to the executive during the last three fiscal years);

  •
  a payment equal to the amount he or she would have received under our retirement plans had the executive remained employed by us for an additional three years;

  •
  continued benefits under our welfare benefit plans for the executive and his or her family for a period of three additional years;

  •
  outplacement services; and

  •
  an additional payment, or "gross-up", in the event an excise tax is imposed on payments under the agreement, so that after the payment of all taxes, including income and excise taxes, the executive will be in the same after-tax position as if no excise tax under applicable federal or state tax laws had been imposed.

        Our Analysis.    We believe that such change of control arrangements are in the best interests of our company and our shareholders to assure that we will have the continued dedication of our executives, notwithstanding the possibility, threat or occurrence of a change of control. We also believe that we must offer such change of control arrangements in order to remain competitive because similar protections are typically provided by other companies with which we compete for executive talent. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of October 31, 2007, our fiscal year-end, are described under the heading "Potential Payments Upon Termination or Change of Control" beginning on page 49.

        More specifically, we believe that the change of control provisions in our option, performance share and deferred compensation plans and related agreements described above which are triggered by the change of control itself and are not dependent upon any qualifying termination of employment event, and thus known as "single trigger" change of control arrangements, are important because they provide retention incentives during what can often be an uncertain time for executives and provide executives with additional monetary motivation to complete a transaction that the Board believes is in the best interests of Toro and our shareholders. If an executive were to leave prior to the completion of the change of control, any unvested options or performance share awards held by the executive would terminate.

Summary Compensation Table for Fiscal 2007

        The following table shows compensation for fiscal 2007 for our Chairman, President and CEO, Vice President, Finance and CFO and for each of the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal 2007. We collectively refer to the executives listed in this table as our "named executive officers."

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

Michael J. Hoffman Chairman, President and CEO	2007	$750,100		$0		$817,764		$960,713	$570,076		$2,669	$72,163	$3,173,485
Stephen P. Wolfe Vice President, Finance and CFO	2007	$385,143		$0		$302,778		$330,033	$219,532	(6)	$5,540	$89,224	$1,332,250

Karen M. Meyer Vice President, Administration	2007	$347,009	(7)	$0		$262,333		$263,725	$181,312	(8)	$17,450	$38,793	$1,110,622
Peter M. Ramstad Vice President, Business Development & Strategic Planning	2007	$279,545	(9)	$192,500	(10)	$87,742	(11)	$138,452	$119,505		$0	$42,732	$860,476

Dennis P. Himan Vice President, Group	2007	$280,035		$0		$131,313		$189,882	$129,158		$5,930	$53,593	$789,911

(1)
Amount reported represents the dollar amount of performance share awards recognized in fiscal 2007 for financial statement reporting purposes in accordance with FAS 123R.

(2)
Amount reported represents the share-based compensation expense recognized in fiscal 2007 for financial statement reporting purposes in accordance with FAS 123R for options granted in fiscal 2007 and previously granted options that vested in fiscal 2007. Compensation expense equal to the grant date fair value of the options is recognized over the vesting period. The specific assumptions used in the valuation of the options granted to Mr. Hoffman, and for the 11/30/06 grant to Mr. Ramstad, are summarized in the table below.

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield	Black-Scholes Value

11/30/06	4.42%	6.5 years	26.28%	.78%	$15.07
11/30/05	4.46%	6.5 years	26.96%	.65%	$13.95
12/02/04	4.04%	7.0 years	30.41%	.18%	$14.88
12/02/03	4.10%	9.0 years	27.60%	.26%	$10.42

  For Mr. Wolfe, Ms. Meyer and Mr. Himan, each of whom is currently eligible for retirement as described under "Potential Payments Upon Termination or Change of Control" beginning on page 49 and each of whom was eligible for retirement prior to fiscal 2007, options are subject to accelerated expensing and are expensed in the year of grant because each such officer must be employed as of the end of the fiscal year in which the options were granted in order for the option to continue to vest following his or her retirement. Therefore, the only expense recognized in fiscal 2007 is the fiscal 2007 grant, which is recognized using the 11/30/06 assumptions in the table above.

(3)
Amount reported represents annual incentive awards payable in cash under The Toro Company Annual Management Incentive Plan, or AMIP, for fiscal 2007, which were paid or deferred on December 14, 2007. Information regarding the AMIP is included in the "Compensation Discussion and Analysis" under "Annual Cash Incentives" beginning on page 31.

(4)
Amount reported represents the dollar value of above-market interest earned during the first two months of fiscal 2007 on accounts under The Toro Company Supplemental Benefit Plan and The Toro Company Deferred Compensation Plan. Both plans were amended effective January 2007 to base the rates of return on funds that are comparable to the funds available to our employees through the IS&ESOP. Information regarding The Toro Company Supplemental Benefit Plan and The Toro Company Deferred Compensation Plan is included in the "Compensation Discussion and Analysis" under "Nonqualified Deferred Compensation Plans" beginning on page 36.

(5)
Includes value of company contributions for calendar year 2007 to the IS&ESOP. $27,263 was allocated to each of Messrs. Hoffman, Wolfe and Himan, $683 was allocated to Ms. Meyer and $523 was allocated to Mr. Ramstad. The remainder of company contributions for fiscal 2007 for Ms. Meyer are allocated to nonqualified plans and such amounts are reflected in the "Nonqualified Deferred Compensation for Fiscal 2007" table on page 48. Also includes value of perquisites as outlined in the table below. Perquisites include: company-paid annual lease payments for company-leased automobiles and, for Mr. Wolfe, Ms. Meyer and Mr. Himan, each of whom purchased a company-leased automobile, the difference between the fair market value of such named executive officer's company-leased automobile and the purchase price paid; reimbursements for financial planning expenses; reimbursements for amounts relating to an executive physical not otherwise covered by medical insurance; the aggregate incremental cost to Toro of providing free Toro products to our named executive officers; and the cost of additional vacation. Additional information regarding perquisites is included in the "Compensation Discussion and Analysis" under "Perquisites" beginning on page 37.

Name	Company- Leased Automobile	Financial Planning	Executive Physical	Toro Products	Vacation	Total Perquisites

Mr. Hoffman	$22,298	$6,000	$1,129	$1,049	$14,425	$44,900
Mr. Wolfe	$47,996	$6,000	$0	$559	$7,407	$61,962
Ms. Meyer	$21,168	$6,000	$0	$4,269	$6,673	$38,110
Mr. Ramstad	$12,591	$5,000	$0	$13,079	$11,538	$42,209
Mr. Himan	$16,457	$4,000	$0	$488	$5,385	$26,331
(6)
Includes $219,532 (100%) of cash payouts of annual incentive awards under the AMIP deferred under The Toro Company Deferred Compensation Plan.

(7)
Includes $347,009 (100%) of annual base salary deferred under The Toro Company Deferred Compensation Plan.

(8)
Includes $181,312 (100%) of cash payouts of annual incentive awards under the AMIP deferred under The Toro Company Deferred Compensation Plan.

(9)
Amount reported represents base salary earned from November 27, 2006, the commencement date of Mr. Ramstad's employment with Toro, through October 31, 2007.

(10)
Mr. Ramstad received an employment inducement award in the form of cash, options and restricted stock to offset a portion of the deferred compensation value that he forfeited by terminating his employment at his prior company. The amount reported represents the cash portion of that award.

(11)
Includes $47,332 of expense for the restricted stock portion of Mr. Ramstad's employment inducement award.

Grants of Plan-Based Awards for Fiscal 2007

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options(3) (#)
												Exercise or Base Price of Option Awards(4) ($/Sh)
														Grant Date Fair Value of Stock and Option Awards(5)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael J. Hoffman AMIP PSP 2000 Stock Option Plan	11/30/2006 11/30/2006 11/30/2006	$240,032	$600,080	$1,200,160	10,280	25,700	51,400			75,900			$44.90	$ $	1,153,930 1,143,813
Stephen P. Wolfe AMIP PSP 2000 Stock Option Plan	11/30/2006 11/30/2006 11/30/2006	$92,434	$231,086	$462,172	2,960	7,400	14,800			21,900			$44.90	$ $	332,260 330,033

Karen M. Meyer AMIP PSP(7) 2000 Stock Option Plan	11/30/2006 11/30/2006 11/30/2006	$76,342	$190,855	$381,710	787	1,967	3,934			17,500			$44.90	$ $	88,318 263,725

Peter M. Ramstad AMIP PSP 2000 Stock Option Plan 2000 Stock Option Plan Restricted Stock	11/30/2006 11/30/2006 11/30/2006 11/30/2006 11/30/2007	$50,318	$125,795	$251,590	1,080	2,700	5,400	2,300	(9)	8,400 8,000	(8)	$ $	44.90 44.90	$ $ $ $	121,230 126,588 120,560 103,270	(10)

Dennis P. Himan AMIP PSP 2000 Stock Option Plan	11/30/2006 11/30/2006 11/30/2006	$56,007	$140,018	$280,036	1,720	4,300	8,600			12,600			$44.90	$ $	193,070 189,882

(1)
Amount reported represents the range of cash payouts of annual incentive awards for fiscal 2007 under the AMIP. Actual payouts for fiscal 2007 are included in the "Summary Compensation Table for Fiscal 2007" in the "Non-Equity Incentive Plan Compensation" column.

(2)
Amount reported represents the range of performance share award payouts for fiscal 2007 to fiscal 2009 performance under The Toro Company Performance Share Plan, or PSP. Information regarding the PSP is included in the "Compensation Discussion and Analysis" under "Performance Share Awards" beginning on page 35.

(3)
Amount reported represents options granted for fiscal 2007 under The Toro Company 2000 Stock Option Plan, or 2000 Stock Option Plan. Information regarding the 2000 Stock Option Plan is included in the "Compensation Discussion and Analysis" under "Stock Options" beginning on page 34 and under Proposal II—Amendment of The Toro Company 2000 Stock Option Plan beginning on page 59.

(4)
Amount reported represents the closing price of our common stock, as reported on the NYSE, on the date of grant of $44.90.

(5)
Amount reported represents the grant date fair value of performance share awards at target granted for the fiscal 2007 to fiscal 2009 award term based on the closing price of our common stock, as reported on the NYSE, on the date of grant of $44.90.

(6)
Amount reported represents the grant date fair value of options granted in fiscal 2007 of $15.07 per share based on the Black-Scholes option pricing model. The specific assumptions used in the valuation of the options are included in footnote 2 to the "Summary Compensation Table for Fiscal 2007."

(7)
Ms. Meyer will be retiring at the end of January 2008 and is eligible to receive a pro-rated portion of the performance share award based on full fiscal years of employment completed during the three-year award term. Therefore, estimated future payouts reflect 1/3 of the full value of the fiscal 2007 to fiscal 2009 performance share award.

(8)
Amount reported represents the number of options granted to Mr. Ramstad as part of his employment inducement award.

(9)
Amount reported represents the number of shares of restricted stock granted to Mr. Ramstad as part of his employment inducement award. These shares of restricted stock will be forfeited if Mr. Ramstad leaves Toro prior to November 27, 2008, the second year anniversary of the first date of his employment.

(10)
Value of restricted stock shares based on the closing price of our common stock, as reported on the NYSE, on the date of grant of $44.90.

Outstanding Equity Awards at Fiscal Year-End for 2007

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options(2) (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)

Michael J. Hoffman 2000 Stock Option Plan PSP—F06-F08 PSP—F07-F09	17,308 11,892 39,536 8,464 6,196 12,417 14,583 26,667 19,234 0	0 0 0 0 0 0 0 13,333 38,466 75,900		$ $ $ $ $ $ $ $ $ $	8.4063 8.4063 11.8125 11.8125 16.1375 24.16 24.16 37.02 40.19 44.90	12/05/2010 12/05/2010 12/04/2011 12/04/2011 12/04/2012 12/04/2013 12/04/2013 12/02/2014 11/30/2015 11/30/2016					20,300 25,700	$ $	1,129,898 1,430,462
Stephen P. Wolfe 2000 Stock Option Plan PSP—F06-F08 PSP—F07-F09	8,892 8,464 6,196 12,417 16,583 14,267 7,000 0	0 0 0 0 0 7,133 14,000 21,900		$ $ $ $ $ $ $ $	8.4063 11.8125 16.1375 24.16 24.16 37.02 40.19 44.90	12/05/2010 12/04/2011 12/04/2012 12/04/2013 12/04/2013 12/02/2014 11/30/2015 11/30/2016					7,300 7,400	$ $	406,318 411,884
Karen M. Meyer 2000 Stock Option Plan PSP—F06-F08 PSP—F07-F09	4,894 6,196 12,417 15,583 13,600 6,000	0 0 0 0 6,800 12,000 17,500		$ $ $ $ $ $ $	11.8125 16.1375 24.16 24.16 37.02 40.19 44.90	12/04/2011 12/04/2012 12/04/2013 12/04/2013 12/02/2014 11/30/2015 11/30/2016					4,200 1,967	$ $	233,772 109,483
Peter M. Ramstad 2000 Stock Option Plan 2000 Stock Option Plan Restricted Stock PSP—F07-F09	0 0	8,000 8,400		$ $	44.90 44.90	11/30/2016 11/30/2016	2,300	(5)	$128,018	(6)	2,700		$150,282
Dennis P. Himan 2000 Stock Option Plan PSP—F06-F08 PSP—F07-F09	4,096 9,000 4,800 2,567 0	0 0 2,400 5,133 12,600		$ $ $ $ $	16.1375 24.16 37.02 40.19 44.90	12/04/2012 12/04/2013 12/02/2014 11/30/2015 11/30/2016					2,700 4,300	$ $	150,282 239,338

(1)
Options have a 10-year term and vest ratably in three approximately equal installments on each of the first, second and third year anniversaries of the date of grant, subject to the post-termination and change of control provisions as outlined in "Potential Payments Upon Termination or Change of Control" beginning on page 49. The vesting schedule for options unexercisable as of October 31, 2007, is provided in the table below.

Name	Grant Date	11/30/2007	12/02/2007	11/30/2008	11/30/2009	Option Expiration Date

Mr. Hoffman	12/02/2004 11/30/2005 11/30/2006	19,233 25,300	13,333	19,233 25,300	25,300	12/02/2014 11/30/2015 11/30/2016
Mr. Wolfe	12/02/2004 11/30/2005 11/30/2006	7,000 7,300	7,133	7,000 7,300	7,300	12/02/2014 11/30/2015 11/30/2016
Ms. Meyer	12/02/2004 11/30/2005 11/30/2006	6,000 5,834	6,800	6,000 5,833	5,833	12/02/2014 11/30/2015 11/30/2016
Mr. Ramstad	11/30/2006 11/30/2006	2,667 2,800		2,666 2,800	2,667 2,800	11/30/2016 11/30/2016
Mr. Himan	12/02/2004 11/30/2005 11/30/2006	2,566 4,200	2,400	2,567 4,200	4,200	12/02/2014 11/30/2015 11/30/2016
(2)
We have no option awards with performance vesting conditions.

(3)
Amount reported represents target performance share awards that are in progress.

(4)
Amount reported represents the value of target performance share awards that are in progress based on the closing price of our common stock, as reported on the NYSE, on October 31, 2007 of $55.66.

(5)
Shares of restricted stock vest fully on November 27, 2008, the second year anniversary of Mr. Ramstad's first date of employment.

(6)
The value is based on the closing price of our common stock, as reported on the NYSE, on October 31, 2007 of $55.66.

Option Exercises and Stock Vested for Fiscal 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Michael J. Hoffman 2000 Stock Option Plan PSP	0	$0	16,290	$960,458
Stephen P. Wolfe 2000 Stock Option Plan PSP	65,736	$2,758,735	8,688	$512,244
Karen M. Meyer 2000 Stock Option Plan PSP	80,910	$3,243,151	8,145	$480,229
Peter M. Ramstad	0	$0	0	$0
Dennis P. Himan 2000 Stock Option Plan PSP	14,670	$717,545	2,896	$170,748

(1)
Amount reported represents the closing price of our common stock, as reported on the NYSE, on the exercise date, less the exercise price, multiplied by the number of shares exercised.

(2)
Amount reported represents the closing price of our common stock, as reported on the NYSE, on December 6, 2007 (the payout date for the fiscal 2005 to fiscal 2007 performance share awards) of $58.96, multiplied by the number of shares acquired.

Nonqualifed Deferred Compensation for Fiscal 2007

        The following table reflects executive contributions and company contributions for fiscal 2007. The aggregate balance represents the total balance at October 31, 2007, our fiscal year-end, for The Toro Company Deferred Compensation Plan, The Toro Company Supplemental Benefit Plan and The Toro Company Deferred Compensation Plan for Officers plus any executive contributions or company contributions for fiscal 2007 that were paid after October 31, 2007. Information regarding The Toro Company Deferred Compensation Plan, The Toro Company Supplemental Benefit Plan and The Toro Company Deferred Compensation Plan for Officers is included in the "Compensation Discussion and Analysis" under "Nonqualified Deferred Compensation Plans" beginning on page 36. Balances in The Toro Company Deferred Compensation Plan and The Toro Company Deferred Compensation Plan for Officers reflect amounts that were earned in prior fiscal years, but the officer elected to defer payment to a later date, along with interest.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)

Michael J. Hoffman	$0		$138,460	$656,607	$0	$3,493,692
Stephen P. Wolfe	$219,532	(4)	$47,861	$3,213,109	$0	$15,000,966
Karen M. Meyer	$1,008,550	(5)	$57,857	$2,963,738	$0	$17,854,916
Peter M. Ramstad	$0		$0	$0	$0	$0
Dennis P. Himan	$0		$23,462	$1,526,283	$0	$7,585,326

(1)
Amount reported represents company contributions to The Toro Company Supplemental Benefit Plan for calendar year 2007, which will be paid in first calendar quarter of 2008. Also includes IS&ESOP contributions for Ms. Meyer into The Toro Company Deferred Compensation Plan and The Toro Company Supplemental Benefit Plan.

(2)
Aggregate earnings are based on actual rates of return earned during the fiscal year and each named executive officer's fund allocation. The rates for calendar year 2007 are provided below:

Wells Fargo Stable Return Fund	4.8%
Alger Small Cap Growth Institutional	15.5%
American Century Large Company Value	-0.8%
American Funds Growth Fund of America	10.9%
Artisan Mid Cap	21.2%
Fidelity Diversified International	16.0%
ICM Small Company	3.4%
JPMorgan Mid Cap Value	2.6%
JPMorgan Prime Money Market	4.9%
Vanguard Institutional Index	5.5%
Vanguard Total Bond Index	7.0%
Toro Common Stock	17.8%
(3)
Includes balances from The Toro Company Deferred Compensation Plan, The Toro Company Supplemental Benefit Plan and The Toro Company Deferred Compensation Plan for Officers as of October 31, 2007.

(4)
Amount reported represents deferral of 100% of cash payouts of annual incentive awards under the AMIP for fiscal 2007 (paid in December 2007).

(5)
Amount reported represents deferral of 100% of base salary for fiscal 2007 ($347,009), 100% of cash payouts of annual incentive awards under the AMIP for fiscal 2007 ($181,312, paid in December 2007) and 100% of performance share awards for the fiscal 2005 to fiscal 2007 award term ($480,229, paid in December 2007).

Potential Payments Upon Termination or Change of Control

        The following discussion describes the payments and benefits to which our named executive officers would be entitled under various termination of employment and/or change of control scenarios, which would not be available generally to all of our U.S.-based office salaried employees.

        Retirement.    For purposes of our compensation arrangements, in most cases, "retirement" means the termination of employment at or after the age of 55 and with a number of years of service that, when added together with the named executive officer's age, equals at least 65. As of October 31, 2007, Mr. Wolfe, Ms. Meyer and Mr. Himan were eligible for retirement.

        Our stock option plans and related agreements provide that in the event of the retirement of a named executive officer, for a period of up to four years after his or her retirement date, the executive may exercise any outstanding options that had vested as of his or her retirement date or will vest during such four-year period (but in no event later than the date the options expire). The PSP and related agreements provide that in the event of the retirement of a named executive officer, and if at least one year of the three-year award term for outstanding performance share awards has elapsed as of his or her retirement date, then, following the end of the three-year award term, the Compensation & Human Resources Committee may cause the outstanding performance share awards to be paid to the executive but only if earned and only with respect to the portion of the award term that was completed as of the retirement date. Performance share awards would be paid in shares of our common stock and proration would be based on full fiscal years of employment. If Mr. Wolfe, Ms. Meyer or Mr. Himan had retired on October 31, 2007, the committee could have approved that he or she would receive the number of shares of our common stock as payout for performance share awards for each of the fiscal 2005 to fiscal 2007 award term (which was paid on December 6, 2007), fiscal 2006 to fiscal 2008 award term (to be paid in December 2008) and fiscal 2007 to fiscal 2009 award term (to be paid in December 2009), set forth in the "Performance Share Award Payout Upon Retirement, Death or Disability as of October 31, 2007" table on page 53.

        Although not required under the AMIP, in the event of the retirement of a named executive officer, the Compensation & Human Resources Committee may in its discretion on a case-by- case basis pay a prorated annual incentive award to the executive in cash following the end of the fiscal year under the AMIP. If approved by the committee, the annual incentive award would be determined based on achievement and weighting of performance measures against plan and the proration would be based on the portion of the fiscal year that was completed as of the retirement date. If Mr. Wolfe, Ms. Meyer or Mr. Himan had retired on October 31, 2007, the committee could have approved that he or she would receive cash payout of his or her entire fiscal 2007 annual incentive award paid under the AMIP, which is set forth in the "Summary Compensation Table for Fiscal 2007" on page 41, in the "Non-Equity Incentive Plan Compensation" column.

        In the event of the retirement of a named executive officer, the Compensation & Human Resources Committee may in its discretion on a case-by-case basis also approve additional perquisites, including, but not limited to, reimbursement for amounts incurred for: one additional year of financial planning expenses, up to a maximum of $12,000 for Mr. Hoffman and up to a maximum of $6,000 for each other named executive officer; one additional executive physical, up to a maximum of $1,000; and 24 additional months of payments for a company-leased automobile and related insurance, or through the end of the lease term, whichever is shorter.

        Any deferred compensation and retirement benefits would be payable in accordance with the named executive officer's elections on file. In the event of the retirement of any of our named executive officers on October 31, 2007, the amounts reflected in the "Nonqualified Deferred Compensation for Fiscal 2007" table on page 48 would be payable to the executive in accordance with the executive's elections on file.

        Death.    Our stock option plans and related agreements provide that in the event of the death of any of our named executive officers, all outstanding options held by such individual will immediately vest and may be exercised by the individual's beneficiary for a period of up to one year (but not later than the date the options expire). The PSP and related agreements provide that in the event of the death of any of our named executive officers, and if at least one-third of the three-year award term for outstanding performance share awards has elapsed as of his or her date of death, then, following the end of the three-year award term, the Compensation & Human Resources Committee may cause the outstanding performance share awards to be paid to the executive's beneficiary but only if earned and only with respect to the portion of the award term that was completed as of the date of death. Performance share awards would be paid in shares of our common stock and proration would be based on full fiscal years of employment. If any of our named executive officers had died on October 31, 2007, the committee could have approved that his or her beneficiary would receive the number of shares of our common stock as payout for performance share awards for each of the fiscal 2005 to fiscal 2007 award term (which was paid on December 6, 2007), fiscal 2006 to fiscal 2008 award term (to be paid in December 2008) and fiscal 2007 to fiscal 2009 award term (to be paid in December 2009), set forth in the "Performance Share Award Payout Upon Retirement, Death or Disability as of October 31, 2007" table on page 53.

        Although not required under the AMIP, in the event of the death of a named executive officer, the Compensation & Human Resources Committee may in its discretion on a case-by-case basis approve a prorated annual incentive award to be paid in cash to the executive's beneficiary following the end of the fiscal year under the AMIP. If approved by the Compensation & Human Resources Committee, the annual incentive award would be determined based on achievement and weighting of performance measures against plan and the proration would be based on the portion of the fiscal year that was completed as of the date of death. If any of our named executive officers had died on October 31, 2007, the committee could have approved that his or her beneficiary would receive cash payout of his or her entire fiscal 2007 annual incentive award paid under the AMIP, which is set forth in the "Summary Compensation Table for Fiscal 2007" on page 41, in the "Non-Equity Incentive Plan Compensation" column.

        In the event of the death of a named executive officer, the Compensation & Human Resources Committee may in its discretion on a case-by-case basis also approve additional perquisites, including, but not limited to, reimbursement of the executive's beneficiary for amounts incurred for: one additional year of financial planning expenses, up to a maximum of $12,000 for Mr. Hoffman's beneficiary and up to a maximum of $6,000 for each other named executive officer's beneficiary; and 24 additional months of payments for a company-leased automobile and related insurance, or through the end of the lease term, whichever is shorter.

        Upon the death of a named executive officer, payments under our deferred compensation plans and retirement plans would be payable in accordance with the executive's elections on file. In the event of the death of a named executive officer on October 31, 2007, the amounts reflected in the "Nonqualified Deferred Compensation for Fiscal 2007" table on page 48 would be payable to the named beneficiaries in accordance with the executive's elections on file.

        Under The Toro Company Life Insurance Plan, all of our eligible employees, including our named executive officers, receive company-paid life insurance equal to one times base pay, adjusted to the next higher multiple of a thousand. All of our eligible employees, including our named executive officers, also have the ability to purchase up to five times base pay, up to a maximum of $1,500,000.

        Disability.    Our stock option plans and related agreements provide that in the event of the termination of employment of any of our named executive officers due to a disability, all outstanding options held by such individual will immediately vest upon termination of employment due to the disability and may be exercised by the executive or his or her guardian or legal representative for a period of up to one year (but not later than the date the options expire). The PSP and related agreements provide that in the event that any of our named executive officers becomes permanently disabled and unable to work prior to end of an award term, and if at least one-third of the three-year award term for outstanding performance share awards has elapsed as of his or her termination date, then, following the end of the three-year award term, the Compensation & Human Resources Committee may cause the outstanding performance share awards to be paid to the executive but only if earned and only with respect to the portion of the award term that was completed as of the termination date. Performance share awards would be paid in shares of our common stock and proration would be based on full fiscal years of employment. If any of our named executive officers had terminated his or her employment due to a disability on October 31, 2007, the committee could have approved that he or she would receive the number of shares of our common stock as payout for performance share awards for each of the fiscal 2005 to fiscal 2007 award term (which was paid on December 6, 2007), fiscal 2006 to fiscal 2008 award term (to be paid in December 2008) and fiscal 2007 to fiscal 2009 award term (to be paid in December 2009), set forth in the "Performance Share Award Payout Upon Retirement, Death or Disability as of October 31, 2007" table on page 53.

        Although not required under the AMIP, in the event that a named executive officer becomes permanently disabled and unable to work prior to end of a fiscal year, the Compensation & Human Resources Committee may in its discretion on a case-by-case basis approve a prorated annual incentive award to be paid to the executive or the executive's legal guardian in cash following the end of the fiscal year under the AMIP. If approved by the Compensation & Human Resources Committee, the annual incentive award amount would be determined based on achievement and weighting of performance measures against plan and the proration would be based on the portion of the fiscal year that was completed as of the date of disability. If any of our named executive officers had become disabled on October 31, 2007, the committee could have approved that he or she would receive cash payout of his or her entire fiscal 2007 annual incentive award paid under the AMIP, which is set forth in the "Summary Compensation Table for Fiscal 2007" on page 41, in the "Non-Equity Incentive Plan Compensation" column.

        In the event of the disability of a named executive officer, the Compensation & Human Resources Committee may in its discretion on a case-by-case basis also approve additional perquisites, including, but not limited to, reimbursement for amounts incurred for: one additional year of financial planning expenses, up to a maximum of $12,000 for Mr. Hoffman's beneficiary and up to a maximum of $6,000 for each other named executive officer's beneficiary; and 24 additional months of payments for a company-leased automobile and related insurance, or through the end of the lease term, whichever is shorter.

        Upon the termination of a named executive officer's employment due to disability, any deferred compensation and retirement benefits would be payable in accordance with the executive's elections on file. In the event of the termination of a named executive officer on October 31, 2007 as a result of the disability of the executive, the amounts reflected in the "Nonqualified Deferred Compensation for Fiscal 2007" table on page 48 would be payable to the executive in accordance with his or her elections on file.

        Under The Toro Company Accidental Death and Dismemberment Plan, all of our eligible employees receive company-paid work-related accidental death and dismemberment insurance equal to five times base pay up to a maximum of $500,000. Eligible employees can purchase optional 24-hour coverage. All of our director level employees and above, including our named executive officers, receive this 24-hour coverage at no cost equal to five times base pay up to a maximum of $4,000,000.

        Under The Toro Company Long-Term Disability Plan, all of our eligible employees, including our named executive officers, receive basic long-term disability. The company-sponsored portion of this plan pays 60% of monthly base salary up to a maximum of $600 per month for the duration of the disability up to age 65. All eligible employees, including our named executive officers, also have the ability to purchase additional salary coverage up to 60% of monthly base pay with a maximum annual benefit of $180,000.

        Performance Share Award Payout Upon Retirement, Death or Disability as of October 31, 2007.    Had any of our named executive officers died, terminated his or her employment due to a disability or, with respect to Mr. Wolfe, Ms. Meyer and Mr. Himan, retired, on October 31, 2007, the following table sets forth for each named executive officer (i) the actual number of shares of our common stock that such executive received as payout for performance share awards for the fiscal 2005 to fiscal 2007 award term (as set forth in the "Option Exercises and Stock Vested for Fiscal 2007" table on page 47 under the "Stock Awards" and "Number of Shares Acquired on Vesting" columns), which shares were actually issued to the executive on December 6, 2007, less the number of shares of our common stock witheld to pay tax obligations, and could have, with the approval of the committee, been issued had such executive died, terminated his or her employment due to a disability or, with respect to Mr. Wolfe, Ms. Meyer and Mr. Himan, retired, on October 31, 2007, (ii) two-thirds of the maximum number of shares of our common stock that such executive could, with the approval of the committee, receive as payout for performance share awards for the fiscal 2006 to fiscal 2008 award term (to be paid in December 2008), and (ii) one-third of the maximum number of shares of our common stock that such executive could, with the approval of the committee, receive as payout for performance share awards for the fiscal 2007 to fiscal 2009 award term (to be paid in December 2009).

Name	Award Term	Number of Shares of Common Stock

Michael J. Hoffman	Fiscal 2005 to Fiscal 2007 Fiscal 2006 to Fiscal 2008 Fiscal 2007 to Fiscal 2009	16,290 27,067 17,133
Stephen P. Wolfe	Fiscal 2005 to Fiscal 2007 Fiscal 2006 to Fiscal 2008 Fiscal 2007 to Fiscal 2009	8,688 9,733 4,933

Karen M. Meyer	Fiscal 2005 to Fiscal 2007 Fiscal 2006 to Fiscal 2008 Fiscal 2007 to Fiscal 2009	8,145 8,400 3,933

Peter M. Ramstad	Fiscal 2005 to Fiscal 2007 Fiscal 2006 to Fiscal 2008 Fiscal 2007 to Fiscal 2009	0 0 1,800

Dennis P. Himan	Fiscal 2005 to Fiscal 2007 Fiscal 2006 to Fiscal 2008 Fiscal 2007 to Fiscal 2009	2,896 3,600 2,867

        Termination By Toro Without Cause.    Our named executive officers are not party to, or otherwise covered by, any general severance plans or arrangements. Any severance benefits payable to a named executive officer in the event of termination of employment by us without cause would be determined by the Compensation & Human Resources Committee in its discretion on a case-by-case basis. In the event a named executive officer were to be terminated by us without cause, the committee would exercise its business judgment in determining whether or not a separation arrangement was appropriate and would determine the terms of any separation arrangement in light of all relevant facts and circumstances, including the executive's term of employment, past accomplishments and reasons for termination. Any separation arrangement would typically require the executive to sign a general release and waiver of claims against us and to comply with confidentiality and non-compete restrictions. Payment of any severance benefits would generally be made in equal installments over regular payroll periods. At the discretion of the committee, the vesting of any outstanding stock options may be accelerated and the exercise period extended (but not later than the date the options expire).

        In the absence of any agreement to the contrary, if the employment of any of our named executive officers were to be terminated by us without cause, the executive would have a period of up to three months to exercise any of his or her options that had vested at the time of termination, all options that had not vested at the time of termination would be cancelled and all performance share awards would be cancelled. In the event of the termination of a named executive officer on October 31, 2007, the amounts reflected in the "Nonqualified Deferred Compensation for Fiscal 2007" table on page 48 would be payable to the executive in accordance with his or her elections on file.

        Voluntary Termination By Named Executive Officer Or Termination By Toro With Cause.    If any of our named executive officers voluntarily terminates his or her employment with us, other than in the case of his or her retirement, or if we terminate an executive's employment for cause, the executive will have a period of up to three months to exercise any of his or her options that had vested at the time of termination, all options that had not vested at the time of termination would be cancelled and all performance share awards would be cancelled. In the event of the termination of a named executive officer on October 31, 2007, the amounts reflected in the "Nonqualified Deferred Compensation for Fiscal 2007" table on page 48 would be payable to the executive in accordance with his elections on file.

        Change of Control.    If we experience a change of control, as generally defined below, whether or not there is a qualifying termination of employment:

  •
  all options immediately vest, become exercisable in full and remain exercisable for three years following the change of control (but not later than the date the options expire); and

  •
  all outstanding performance share awards for award terms in progress at the time of the change of control immediately vest and become immediately payable at maximum in shares of our common stock.

        In addition, if we experience a change of control, employment agreements that we have with each of our named executive officers automatically become effective. Unless and until we experience a change of control, the employment agreements have no effect and do not require us to retain any of our named executive officers or to pay any of them any specified level of compensation or benefits.

        For purposes of these employment agreements and other change of control arrangements, and subject to some exceptions, a "change of control" is deemed to have occurred if:

  •
  another person becomes the beneficial owner of at least 15% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock;

  •
  a majority of our Board becomes comprised of persons other than those for whom election proxies have been solicited by our Board;

  •
  the completion of certain business combinations, including certain mergers, consolidations, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our company or the resulting company after the business combination; or

  •
  our shareholders approve a complete liquidation or dissolution of our company.

        Each employment agreement provides that for three years after a change of control,

  •
  we must employ the named executive officer and he or she agrees to remain employed by us;

  •
  the named executive officer's position, authority, duties and responsibilities must be substantially the same as immediately before the change of control;

  •
  the named executive officer's services must be performed at the location where he or she was employed immediately before the change of control or not less than 35 miles from such location;

  •
  the named executive officer must be paid a monthly base salary equal to the highest monthly base salary paid to him or her immediately before the change of control, including any amounts deferred by the executive;

  •
  the named executive officer must be awarded for each fiscal year an annual bonus in cash at least equal to his or her highest bonus under our annual management incentive plans for the last three full fiscal years before the change of control which, absent any deferrals by the executive, must be paid no later than January 31st of the following fiscal year;

  •
  the named executive officer must be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs and receive benefits under all welfare benefit plans, practices, policies and programs applicable generally to other peer executive of our company and provided that they are on at least as favorable terms as before the change of control; and

  •
  the named executive officer must be entitled to receive prompt reimbursement for expenses, fringe benefits, vacation and an office and support staff on at least as favorable terms as before the change of control.

        The employment agreements also require us to provide certain payments and benefits to the named executive officers upon the termination of employment if the termination occurs during the three-year period after the change of control, before the change of control in anticipation of the change of control or at the request of a third party who took actions to cause the change of control. The type and amount of payments and benefits to be provided to the named executive officer depends upon whether the executive's employment is terminated with or without "cause," by the executive for or not for "good reason," by us as a result of the executive's disability or automatically upon the executive's death.

        If the named executive officer's employment is terminated by us other than with "cause" or if the executive terminates his or her employment for "good reason," the executive is entitled to receive:

  •
  all salary, annual incentive payments, deferred compensation and vacation pay accrued but unpaid through the date of termination in one lump sum payment within 30 days of the date of termination;

  •
  a severance payment equal to three times the sum of his or her then current annual base salary and highest annual bonus (which is the greater of the most recent fiscal year annual bonus paid to the executive or the highest annual bonus paid to the executive during the last three fiscal years) in one lump sum payment within 30 days of the date of termination;

  •
  a payment equal to the amount he or she would have received under our retirement plans had the executive remained employed by us for an additional three years in one lump sum payment within 30 days of the date of termination;

  •
  continued benefits under our welfare benefit plans for the executive and his or her family for a period of three additional years;

  •
  outplacement services; and

  •
  an additional payment, or "gross-up", in the event an excise tax is imposed on payments under the agreement, so that after the payment of all taxes, including income and excise taxes, the executive will be in the same after-tax position as if no excise tax under applicable federal or state tax laws had been imposed.

        These benefits would be paid in addition to any other amounts or benefits required to be paid or provided to the executive under any other plan, program, policy or practice of Toro or agreement between the executive and Toro. For purposes of these agreements, "cause" is defined to include the willful and continued failure of the executive to perform substantially his or her duties or the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Toro. "Good reason" is defined to include a demotion, reduction in compensation, relocation, excess travel or a termination by the executive for any reason during the 30-day period immediately following the first anniversary of the employment agreement.

        If a named executive officer's employment terminates as a result of his or her death or disability, the executive is entitled to receive all salary, annual incentive payments and vacation pay accrued but unpaid through his or her termination date in one lump sum payment within 30 days of the termination date. The executive is also entitled to receive any other amounts or benefits required to be paid or provided to the executive under any other plan, program, policy or practice of Toro or agreement between the executive and Toro. If we terminate the executive's employment for "cause," the executive is entitled to receive all salary accrued but unpaid through the date of termination in one lump sum payment within 30 days of the date of termination and any other amounts or benefits required to be paid or provided to the executive under any other plan, program, policy or practice of Toro or agreement between the executive and Toro. In the event of death, disability or termination for cause, any deferred compensation and retirement benefits would be payable in accordance with the named executive officer's elections on file. In the event of the death, disability or termination for cause of a named executive officer on October 31, 2007, the amounts reflected in the "Nonqualified Deferred Compensation for Fiscal 2007" table on page 48 would be payable to the executive in accordance with his or her elections on file.

        We have established a trust for the benefit of our named executive officers (and certain other executives and employees) which, in the event of a change of control, must be funded in an amount equal to our accrued liability arising under the employment agreements. In addition, under our deferred compensation and retirement plans, upon the occurrence of a change of control, we must transfer cash or property to a trust for the benefit of plan participants in an amount equal to the present value of all accumulated or accrued benefits then payable to or on behalf of plan participants.

        The following tables quantifies the potential payments to each of our named executive officers upon a change of control of our company without any termination of employment event. For purposes of these calculations, we have assumed the change of control event occurred on October 31, 2007.

	Potential Payments Upon A Change Of Control Without Any Termination Event
Name	Unvested & Accelerated Stock Options(1)	Unvested & Accelerated Performance Share Awards(2)	280G Tax Gross-Up Payment(3)	Total

Mr. Hoffman	$1,660,280	$6,027,421	$111,472	$7,799,173
Mr. Wolfe	$585,183	$2,119,978	$39,225	$2,744,386
Ms. Meyer	$500,692	$1,811,455	$33,526	$2,345,673
Mr. Ramstad	$176,464	$300,564	$6,917	$483,945
Mr. Himan	$259,720	$940,431	$17,402	$1,217,553

(1)
This amount represents the value of the automatic acceleration of the vesting of unvested options held by a named executive officer and is based on the difference between: (a) $55.66, the market price (closing price, as reported on the NYSE) of the shares of our common stock underlying the unvested stock options held by such executive as of October 31, 2007, and (b) the exercise price of the options.

(2)
This amount represents the value of the immediate payout of (a) the actual number of shares of common stock that such executive received as payout for performance share awards for the fiscal 2005 to fiscal 2007 award term (as set forth in the "Option Exercises and Stock Vested for Fiscal 2007" table on page 47 under the "Stock Awards" and "Number of Shares Acquired on Vesting" columns), which was actually paid to the executive on December 6, 2007, and (b) the maximum number of shares of common stock that such executive would have been entitled to receive as payout for performance share awards for each of the fiscal 2006 to fiscal 2008 award term and the fiscal 2007 to fiscal 2009 award term. Such value is based on: (i) the number of outstanding performance share awards held by such executive as of October 31, 2007 for each of the fiscal 2006 to fiscal 2008 award term and the fiscal 2007 to fiscal 2009 award term, multiplied by (b) $55.66, the market price (closing price, as reported on the NYSE) of our common stock on October 31, 2007.

(3)
This amount represents the estimated value of the gross-up payment to cover excise taxes under Section 4999 of the Code for parachute payments under Section 280G of the Code.

        The following tables quantifies the potential additional payments to each of our named executive officers under the employment agreements if, in anticipation of the change of control, at the request of a third party who took actions to cause the change of control or following a change of control, a named executive officer is terminated by us without "cause" or a named executive officer terminates his or her employment for "good reason." For purposes of these calculations, except as otherwise indicated, we have assumed the termination occurred on October 31, 2007.

	Potential Payments In Connection With Or Following A Change Of Control With Termination By Toro Without Cause Or By Executive for Good Reason
Name	Severance Payment(1)	Retirement Plan Benefits(2)	Welfare Plan Benefits(3)	Outplacement Services(4)	280G Tax Gross-Up Payment(5)	Total

Mr. Hoffman	$3,960,528	$81,789	$55,914	$30,000	$58,614	$4,186,845
Mr. Wolfe	$1,814,025	$81,789	$50,523	$30,000	$28,657	$2,004,994
Ms. Meyer	$1,607,178	$68,289	$18,879	$30,000	$25,003	$1,749,349
Mr. Ramstad	$1,258,515	$81,789	$47,541	$30,000	$20,559	$1,438,404
Mr. Himan	$1,274,436	$81,789	$32,724	$30,000	$20,575	$1,439,524

(1)
This amount represents three times the sum of the executive's: (a) then current annual base salary, which equals 12 times the highest monthly base salary paid to the executive during the fiscal year ended October 31, 2007, and (b) the higher of the (i) most recent fiscal year annual bonus paid to the executive, or (ii) the highest annual bonus paid to the executive during the last three fiscal years, in each case, including any amounts deferred by the executive.

(2)
This amount represents the lump sum value of additional retirement plan benefits equal to: (a) the value of the benefit under the plans assuming the benefit is fully vested and the executive had three additional years of service, less (b) the value of the vested benefit accrued under the retirement plans.

(3)
This amount represents the estimated value of the welfare plan benefits based on our current premium levels.

(4)
This amount is based on the assumption that we would incur a $30,000 one-time cost for outplacement services to be provided for the three-year period.

(5)
This amount represents the estimated value of the gross-up payment to cover excise taxes under Section 4999 of the Code for parachute payments under Section 280G of the Code.

        "Clawback" Provisions.    Our stock option plans and the related agreements with our named executive officers contain a "clawback" provision, which provides that if within one year after the termination of employment of any of our named executive officers, the executive is employed by or performs services to a competitor, violates any confidentiality or agreement governing the ownership or assignment of intellectual property rights or engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of Toro, we have the right to cancel, rescind or restrict all options held by such individual and demand the return of the economic value of any option which was realized or obtained by such individual during the period beginning on the date that is 12 months prior to the date of termination to the date of the last exercise. The PSP and the related agreements with our named executive officers contain a similar "clawback" provision applicable to any shares of our common stock that the Compensation & Human Resources Committee determines will be paid out under performance share awards after the termination of an executive's employment with us.

PROPOSAL TWO—AMENDMENT OF
THE TORO COMPANY 2000 STOCK OPTION PLAN

Proposed Amendment

        The Compensation & Human Resources Committee has recommended, and the Board has approved, subject to approval by our shareholders at the annual meeting, an amendment to The Toro Company 2000 Stock Option Plan, or 2000 Stock Option Plan, to increase the number of shares of our common stock authorized for issuance under the 2000 Stock Option Plan by 800,000 shares. This amendment will increase the total number of shares of our common stock authorized for issuance pursuant to the 2000 Stock Option Plan from 6,400,000 to 7,200,000. The purpose of the amendment is to provide for additional shares of our common stock to be made available for the grant of options to key employees under the 2000 Stock Option Plan. We currently expect, based on anticipated future grants of options to key employees, that the additional 800,000 shares will last until the expiration of the 2000 Stock Option Plan in March 2010.

        Our shareholders are being asked to approve the amendment in order to satisfy rules and regulations of the NYSE relating to equity compensation, to qualify compensation under the 2000 Stock Option Plan as performance-based for purposes of Section 162(m) of the Code, and to qualify options for treatment as incentive stock options for purposes of Section 422 of the Code in the event the Compensation & Human Resources Committee decides to grant incentive stock options in the future. If our shareholders do not approve the amendment to the 2000 Stock Option Plan to increase the number of shares of our common stock authorized for issuance under the 2000 Stock Option Plan, the Compensation & Human Resources Committee and the Board will reconsider the amendment to the 2000 Stock Option Plan and the current plan prior to such proposed amendment will remain in effect.

Recent Actions Regarding Equity Compensation Plans

        In order to facilitate approval of the amendment to the 2000 Stock Option Plan to increase the number of shares of our common stock authorized for issuance under the plan by 800,000 and to address potential shareholder concerns regarding the proposed amendment and our practices regarding the grant of stock and options under all of our equity compensation plans, including the 2000 Stock Option Plan, on January 15, 2008, the Board, upon recommendation of the Compensation & Human Resources Committee:

  •
  Amended the 2000 Stock Option Plan to:

  •
  affirmatively prohibit the "repricing" of stock options without the approval of our shareholders (as stated in Sections 3.d., 5.c. and 10 of the 2000 Stock Option Plan);

  •
  reduce our flexibility with respect to option grants to foreign nationals and California residents by specifically prohibiting: the reservation of shares or grant of options to such individuals in excess of the authorized number of shares under the plan; the repricing of options granted to such individuals; the granting of options with an exercise price of less than 100% of the fair market value of our common stock on the date of grant; and any other action that would require shareholder approval under any applicable law, rule or regulation (as stated in Section 6.c. of the 2000 Stock Option Plan);

    •
    eliminate the Board's ability to increase the number of shares of our common stock authorized for issuance under the plan by an immaterial amount (as removed from Sections 4 and 10 of the 2000 Stock Option Plan); and

    •
    clarify that "share recycling" is not permitted under the plan and provide a methodology for accounting for shares reserved under the plan (as stated in Section 4 of the 2000 Stock Option Plan).

  •
  Amended The Toro Company Performance Share Plan, or PSP, to decrease the number of shares of our common stock authorized for issuance under that plan as performance share awards by 250,000, from 3,000,000 to 2,750,000.

  •
  Amended The Toro Company 2000 Directors Stock Plan to decrease the number of shares of our common stock authorized for issuance under that plan by 25,000, from 480,000 to 455,000.

  •
  Adopted a resolution pursuant to which the Board commits to our shareholders that the average annual burn rate for grants of options or stock awards to employees or non-employee directors for the period covered by the next three fiscal years (commencing November 1, 2007 and ending October 31, 2010), will not exceed 2.55% of the number of shares of our common stock that we believe will be outstanding over such three-year period. The annual burn rate will be calculated by dividing (i) the number of shares granted to employees and non-employee directors in each fiscal year by the Compensation & Human Resources Committee and reported in our periodic reports filed with the SEC, including options, stock awards and performance share awards actually earned and delivered in shares of our common stock or deferred, by (ii) the fiscal year-end weighted average basic shares outstanding. For purposes of calculating the number of shares granted in a year, stock awards will count as equivalent to 2.5 option shares.

Equity Compensation Plan Information as of January 16, 2008

        Under the heading "Equity Compensation Plan Information" on page 69, as required by SEC rules, we provide information about shares of our common stock that may be issued under our equity compensation plans as of October 31, 2007. To facilitate the approval of the amendment to the 2000 Stock Option Plan to increase the number of shares of our common stock authorized for issuance under the plan by 800,000, set forth below is information regarding the shares of our common stock that may be issued under our equity compensation plans as of the record date, January 16, 2008. The total number of shares of our common stock outstanding as of January 16, 2008, was 38,263,643.

  •
  Number of shares remaining available for future issuance as of January 16, 2008, under each of our equity compensation plans was as follows:

  •
  70,362 shares available under the 2000 Stock Option Plan (not including the 800,000 shares of our common stock that will become available for issuance under the 2000 Stock Option Plan if the amendment is approved by the shareholders);

  •
  156,183 shares available under the PSP; and

  •
  83,406 shares available under the 2000 Directors Stock Plan.

  •
  The number of shares of our common stock to be issued upon exercise of outstanding options as of January 16, 2008, under each of our equity compensation plans that provides for the issuance of options (which includes the 2000 Stock Option Plan, the The Toro Company 1993 Stock Option Plan and the 2000 Directors Stock Plan) was 3,078,387.

  •
  The weighted average exercise price of all outstanding options as of January 16, 2008, was $28.259.

  •
  The weighted average remaining term for all outstanding options as of January 16, 2008, was 4.79 years.

  •
  The total number of unvested full value awards outstanding as of January 16, 2008, was 368,920.

Summary of Sound Governance Features of the 2000 Stock Option Plan

        The Board and Compensation & Human Resources Committee believe that the 2000 Stock Option Plan is an effective compensation and retention tool for our company, but also recognizes that the plan results in dilution to our shareholders. The Board and Compensation & Human Resources Committee believe that the 2000 Stock Option Plan contains several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

  •
  Option exercise prices must not be lower than the fair market value on the grant date. The 2000 Stock Option Plan prohibits granting options with exercise prices lower than the fair market value of the underlying shares on the grant date, except in connection with the assumption or substitution of options issued by any acquired, merged or consolidated entity, in which case, the exercise price must be the price determined by the Compensation & Human Resources Committee pursuant to the conversion terms applicable to the transaction.

  •
  No repricing without shareholder approval.  The 2000 Stock Option Plan prohibits the repricing of options without shareholder approval. Repricing is broadly defined to include amendments or modifications to the terms of an outstanding option to lower the exercise price, cancelling an outstanding option and granting replacement options having a lower exercise price in exchange, repurchasing options and granting new options and taking any other action that is treated as a "repricing" under United States generally accepted accounting principles.

  •
  No full value awards may be granted under the plan.  The only awards that may be granted under the 2000 Stock Option Plan are stock options, which are not considered "full-value awards" like some types of awards, such as restricted stock.

  •
  No "recycling" of shares from exercised options.  Shares retained by, or delivered to, us to pay the exercise price of options or to satisfy withholding tax obligations in connection with the exercise of options, and shares repurchased by us using option proceeds, do not become available for issuance as future option grants under the plan.

  •
  Conservative accounting for shares reserved for issuance under the plan.  Shares of our common stock that are issued under the 2000 Stock Option Plan or that are potentially issuable pursuant to outstanding options granted under the plan are applied to reduce the maximum number of shares of our common stock remaining available for issuance under the plan. All shares that are subtracted from the number of shares available for issuance with respect to an option that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of our common stock will not again become available for issuance under the 2000 Stock Option Plan.

  •
  Shareholder approval is required for material revisions to the plan.  Consistent with NYSE rules, the 2000 Stock Option Plan requires shareholder approval of material revisions to the plan.

  •
  Expressly stating minimum vesting requirements for options.  Options granted to any of our officers or general managers have vesting periods of at least three years, and options granted to any of our employees who is not an officer or general manager have vesting periods of at least two years. The Compensation & Human Resources Committee has the authority, however, to determine whether an option agreement will specify a longer period after the date of grant during which an option may not yet be exercisable, to provide for accelerated vesting in the event of an option holder's disability or death and to allow for continued vesting after an option holder's retirement, subject to the provisions of the 2000 Stock Option Plan.

  •
  Options are not entitled to dividend equivalent rights.  Option holders have no rights as shareholders with respect to the shares underlying their options until their options are exercised and shares are issued. As a result, options under the 2000 Stock Option Plan have no dividend equivalent rights associated with them.

  •
  Members of the committee that administers the plan are non-employee directors. The 2000 Stock Option Plan is administered by the Compensation & Human Resources Committee. All members of the Compensation & Human Resources Committee are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Code.

  •
  "Clawback" provisions in the plan.  The 2000 Stock Option Plan contains a "clawback" provision, which provides that if within one year after the termination of employment or performance of services an option holder is employed by or performs services to a competitor, violates any confidentiality or agreement governing the ownership or assignment of intellectual property rights or engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of Toro, we have the right to cancel, rescind or restrict all options held by such individual and demand the return of the economic value of any option that was realized or obtained by such individual during the period beginning on the date that is 12 months prior to the date of termination to the date of the last exercise.

Summary of the 2000 Stock Option Plan Features

        The major features of the 2000 Stock Option Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2000 Stock Option Plan, a copy of which may be obtained upon request to our Assistant General Counsel and Assistant Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at 888/237-3054, or by email to invest@toro.com. A copy of the 2000 Stock Option Plan has also been filed electronically with the SEC as an appendix to this proxy statement, and is available through the SEC's website at www.sec.gov.

        Purpose.    The purpose of the 2000 Stock Option Plan is to enhance shareholder value by providing an incentive to key employees, including executive officers, and consultants to contribute significantly to our long term performance and growth, to link a significant portion of a participant's compensation to the value of our common stock and to attract and retain experienced and knowledgeable employees on a competitive basis.

        Plan Administration.    The 2000 Stock Option Plan is administered by the Compensation & Human Resources Committee. All members of the committee are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Code. Any decision of the committee on any matter affecting the 2000 Stock Option Plan and obligations arising under the 2000 Stock Option Plan or any option granted under the 2000 Stock Option Plan is final and binding upon all persons. Subject to the express provisions of the 2000 Stock Option Plan, the committee has the authority to grant options; to interpret the 2000 Stock Option Plan; to prescribe, amend and rescind rules and regulations relating to the 2000 Stock Option Plan; to determine the exercise price of each option, the individuals to whom and the time or times at which options shall be granted, the number of shares to be subject to each option, when an option may be exercisable and other terms and provisions of option agreements; to determine whether a particular option is to be an incentive stock option; and to make all other determinations deemed necessary or advisable for the administration of the 2000 Stock Option Plan. The committee may delegate administrative duties and all decisions not required to be exercised by it under Section 162(m) of the Code, Section 16 of the Securities Exchange Act of 1934, as amended, or the rules of the NYSE to an officer of Toro.

        Shares Authorized.    The total number of shares of our common stock reserved and available for issuance pursuant to options granted under the 2000 Stock Option Plan as proposed to be amended at the annual meeting is 7,200,000, subject to adjustment in the event of certain corporate transactions or changes in our corporate structure affecting our common stock. Any shares of our common stock issued by us in connection with the assumption or substitution of outstanding grants from any acquired corporation will not reduce the number of shares of our common stock available for option grants under the 2000 Stock Option Plan. Shares of our common stock that are issued under the 2000 Stock Option Plan or that are potentially issuable pursuant to outstanding options granted under the plan will be applied to reduce the maximum number of shares of our common stock remaining available for issuance under the plan. All shares that are subtracted from the number of shares available for issuance with respect to an option that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested, or is settled or paid in cash or any form other than shares of our common stock, do not again become available for issuance under the 2000 Stock Option Plan. Similarly, shares retained by or delivered to us to pay the exercise price of an option or to satisfy withholding tax obligations in connection with the exercise of an outstanding option, and shares repurchased by us using option proceeds, do not become available for issuance as future option grants under the 2000 Stock Option Plan. Shares of our common stock that may be issued under the 2000 Stock Option Plan may be authorized but unissued shares, reacquired or treasury shares or outstanding shares acquired in the market or from private sources or a combination thereof.

        Adjustments.    In the event of a corporate transaction involving Toro, including any merger, consolidation, recapitalization, reorganization, split off, spin off, reclassification, combination, stock dividend, stock split, reserve stock split, repurchase, exchange, extraordinary cash dividend, issuance of warrants or other rights to purchase shares of our common stock or our other equity securities, or other similar corporate transaction or change in our corporate structure affecting our common stock, or a sale by us of all or part of our assets or any distribution to our shareholders other than a normal cash dividend, the committee will make such proportional adjustments as are necessary to preserve the benefits or potential benefits of any outstanding options and shares available for grant under the 2000 Stock Option Plan. Such adjustments may include adjustments to the maximum number of shares of our common stock available for option grants under the 2000 Stock Option Plan, the number of shares of our common stock subject to outstanding options, the exercise price of outstanding options, the maximum number of shares of our common stock that may be made subject to options for any individual or any other adjustment the committee determines to be equitable.

        Eligibility and Participation.    Any employee who is regularly employed in an executive, managerial, professional or technical position and any other individual who performs services for Toro and who contributes significantly to our long-term performance objectives is eligible to participate in the 2000 Stock Option Plan. Options may be granted to directors who are also employees of Toro. The committee has the power to select individuals to whom options will be granted. As of January 16, 2008, approximately 150 employees were eligible to participate in the 2000 Stock Option Plan.

        Award of Options and Terms.    Options may be granted either as incentive stock options under Section 422 of the Code or as nonqualified stock options. Starting in fiscal 2005, the committee began to grant only nonqualified stock options under the 2000 Stock Option Plan. The term of each option is fixed by the committee, subject to the requirements of Section 422 of the Code for incentive stock options, but no option may have a term longer than 10 years. The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date of grant. Fair market value is the 4:00 p.m., Eastern Time, closing price of our common stock, as reported on the NYSE. If options are granted as a result of our assumption or substitution of options issued by any acquired, merged or consolidated entity, the exercise price for such options will be a price determined by the committee pursuant to the conversion terms applicable to the transaction. After an option is granted, the exercise price may not be reduced. The market value of one share of our common stock on January 16, 2008, as determined by reference to the closing price of our common stock, as reported on the NYSE, on January 16, 2008 was $45.50.

        Under the terms of the 2000 Stock Option Plan, an option granted to any of our officers or general managers will vest and become exercisable in three approximately equal installments on each of the first, second and third year anniversaries after the date of grant. An option granted to any of our employees who is not an officer or general manager will vest and become exercisable in full on the second year anniversary after the date of grant. The committee has the authority, however, to determine whether an option agreement will specify a longer period after the date of grant during which an option may not yet be exercisable, to provide for accelerated vesting in the event of an option holder's disability or death and to allow for continued vesting after an option holder's retirement, subject to the provisions of the 2000 Stock Option Plan.

        An option may not be transferred except by will or the laws of descent and distribution. During the lifetime of an option holder, the option may be exercised only by the option holder and only while he or she is an employee of Toro or a parent or subsidiary of Toro or otherwise performing services for Toro or a parent or subsidiary and only if he or she has been continuously so employed or engaged since the date the option was granted, unless the Compensation & Human Resources Committee provides otherwise. If the committee does not establish other provisions of an option at the time of grant, the option may be exercised (a) not later than the earlier of the date the option expires or one year after termination of employment or performance of services by reason of disability or death, to the extent the option is exercisable at the time employment or performance of services ceases or at the time of death, (b) up to four years after the date of retirement as defined in the 2000 Stock Option Plan, but not later than the date the option expires, or (c) for up to three months after termination of employment for reasons other than disability, death or retirement, but not later than the date the option expires. If approved by the committee, any absence on leave from Toro or other interruption in the performance of services by an option holder will not be deemed a cessation or interruption of employment or services for the purposes of the 2000 Stock Option Plan.

        In the event an option holder terminates his or her employment or performance of services with Toro and, within one year thereafter is employed or retained by one of our competitors, or violates a confidentiality agreement or an agreement governing the ownership or assignment of intellectual property rights with Toro or engages in conduct injurious, detrimental or prejudicial to Toro, we will have the right to cancel or rescind or restrict all options then held by such individual and will have the right to the return of the economic value of any option which was realized during the period starting 12 months prior to the option holder's termination of employment or service and ending on the date of the last exercise of the option.

        The 2000 Stock Option Plan provides that the committee may permit exercise of an option by a variety of methods, including payment in cash, shares of our common stock, a combination of cash and shares of our common stock or by delivery of a broker exercise notice pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the option holder enough money to pay the exercise price and any related tax withholding obligations and to remit such sums to us.

        An option holder will have no rights as a shareholder with respect to any shares of our common stock covered by an option until the option is exercised and shares of our common stock are issued. Additionally, unless otherwise provided in the 2000 Stock Option Plan, no adjustments will be made for dividends or other rights for which the record date is prior to issuance of our common stock pursuant to the exercise of an option.

        The 2000 Stock Option Plan allows options to be granted to individuals who are foreign nationals or are employed or otherwise performing services for us outside the United States, on terms different from those specified in the plan as the committee deem necessary or desirable. Similarly, options granted to individuals who are California residents may contain terms and conditions as may be required by applicable California statutes governing stock options. However, in granting options to foreign nationals or California residents the committee cannot take action that would reserve shares or grant options in excess of the authorized number of shares under the plan, reprice options, grant options with an exercise price of less than 100% of the fair market value of our common stock on the date of grant or require shareholder approval under any applicable law, rule or regulation.

        No Repricing.    The 2000 Stock Option Plan prohibits repricing options without shareholder approval. Repricing is broadly defined to include amendments or modifications to the terms of an outstanding option to lower the exercise price, canceling an outstanding option and granting replacement options having a lower exercise price in exchange, repurchasing options and granting new options and taking any other action that is treated as a "repricing" under generally accepted accounting principles.

        Award Limitations.    The maximum number of shares that may be covered by options granted to any individual during any calendar year is 100,000. In addition, no option may be granted to an individual who owns shares of our common stock or other capital stock possessing more than five percent of the total combined voting power or value of any class of capital stock of our company or any subsidiary immediately after such option is granted. If the aggregate fair market value of our common stock (as of the grant date) with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year exceeds $100,000 or such other limit as may be imposed by the Code, then the options, to the extent they exceed the $100,000 limit, will be treated as nonqualified stock options.

        Change of Control.    In the event of a change of control of our company, all unvested options will fully vest, unless otherwise limited by the committee at the time of the option grant, and will be exercisable in their entirety immediately and will continue to be exercisable for three years following the change of control, but not later than 10 years after the date of grant. Generally, and subject to some exceptions, a change of control is deemed to have occurred if: (a) another person becomes the beneficial owner of at least 15% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock; (b) a majority of the Board becomes comprised of persons other than those for whom election proxies have been solicited by the Board; (c) the completion of certain business combinations, including certain mergers, consolidations, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our company or the resulting company after the business combination; or (d) our shareholders approve a complete liquidation or dissolution of our company.

        Plan Amendment and Termination.    The Board may amend, suspend or terminate the 2000 Stock Option Plan at any time, subject to certain limitations. No amendment that (a) would increase the maximum number of shares that may be subjected to options or that may be awarded to a person referred to in Section 162(m) of the Code, (b) would modify requirements as to eligibility for participation in the 2000 Stock Option Plan, (c) would constitute a material revision under the rules and regulations of the SEC and the NYSE, (d) is required by applicable law, rule or regulation to be approved by the shareholders, or (e) would modify the provisions of the 2000 Stock Option Plan that prohibit repricing, will be effective unless the shareholders approve the amendment in accordance with the applicable laws, rules or regulations. Without the consent of the option holder, no amendment, modification or termination of the 2000 Stock Option Plan may adversely affect in a material way the rights of any option holder with respect to any option previously granted under the 2000 Stock Option Plan. The 2000 Stock Option Plan will remain in effect until all shares of our common stock reserved for issuance have been purchased, except that no options may be granted under the 2000 Stock Option Plan after March 29, 2010.

        Plan Benefits.    It is not presently possible to determine the dollar value of award payments that may be made or the number of options that may be granted under the 2000 Stock Option Plan in the future or the individuals who may be selected for such awards because awards under the 2000 Stock Option Plan are made at the discretion of the committee. Option grants under the 2000 Stock Option Plan made in fiscal 2007 to our CEO and each of our named executive officers are shown in the "Grants of Plan-Based Awards for Fiscal 2007" table on page 43. Options granted in fiscal 2007 to all executive officers as a group aggregated 188,500 and to all non-executive officer employees as a group aggregated 212,825. Non-executive directors (outside directors) are not eligible to participate in the 2000 Stock Option Plan.

        The table below shows, as to our named executive officers and other individuals and groups indicated, the number of shares of our common stock subject to option grants (whether or not previously exercised) under the 2000 Stock Option Plan since its inception through January 16, 2008.

Name and Position	Number of Shares Subject to Options Granted Under the 2000 Stock Option Plan

Named Executive Officers:
Michael J. Hoffman	378,796
Stephen P. Wolfe	253,296
Karen M. Meyer	219,696
Peter M. Ramstad	25,400
Dennis P. Himan	133,200
All current executive officers as a group	1,596,964
All non-employee directors as a group	0
Director nominees:
Katherine J. Harless, nominee for director	0
Michael J. Hoffman, nominee for director	0
Inge G. Thulin, nominee for director	0
Each associate of any non-employee directors, executive officers or nominees	0
Each other person who received or is to receive five percent of awards under the 2000 Stock Option Plan:
Kendrick B. Melrose	744,000	(1)
All current and former employees, excluding current executive officers as a group	2,760,583

(1)
Mr. Melrose served as our CEO from December 1983 to December 2005 and as our Chairman from December 1987 to March 2006. Under the terms of the 2000 Stock Option Plan, Mr. Melrose may exercise any outstanding options for a period of up to four years after his retirement date, but not later than the date the options expire.

Tax Consequences Under the 2000 Stock Option Plan

        The following is a brief description of the federal income tax treatment that will generally apply to options granted under the 2000 Stock Option Plan, based on the Code as presently in effect.

        Incentive Stock Options.    With respect to incentive stock options, generally the option holder is not taxed and we are not entitled to a deduction on either the grant or the exercise of an incentive stock option, so long as the requirements of Section 422 of the Code continue to be met. If the option holder meets the employment requirements and does not dispose of the shares of our common stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the option and at least two years after the date the option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of our common stock are disposed of before those periods expire, which is called a disqualifying disposition, the option holder will be required to recognize ordinary income in an amount equal to the lesser of (a) the excess, if any, of the fair market value of our common stock on the date of exercise over the exercise price, or (b) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the option holder.

        Nonqualified Stock Options.    The grant of an option that does not qualify for treatment as an incentive stock option, or nonqualified stock option, is generally not a taxable event for the option holder. Upon exercise of the option, the option holder will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of our common stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the option, and we will be entitled to a deduction in an equal amount, in the same tax year. At the time of a subsequent sale or disposition of shares obtained upon exercise of a nonqualified option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.

        Excise Tax on Parachute Payments.    In the event of a change of control of our company, all unvested options will fully vest, unless otherwise limited by the committee at the time of the option grant. Such accelerated vesting for certain individuals may be characterized as "parachute payments" under provisions of the Code. If such provisions are applicable, an employee will be subject to a 20% excise tax on any "excess parachute payment" pursuant to Section 4999 of the Code and we will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code. An employee generally is deemed to have received a "parachute payment" if such employee receives compensation that (a) is contingent upon a change in the ownership or control of Toro, and (b) exceeds, in the aggregate, an amount equal to three times the employee's "base amount." The "base amount" generally is the average of the annual compensation of such employee for the five years preceding the change in ownership or control. An "excess parachute payment" with respect to any employee is the excess of the total parachute payments to such person over such person's base amount.

        Withholding.    We have the right to deduct from any settlement made under the 2000 Stock Option Plan, including the exercise of an option or the sale of shares of our common stock, any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to require the option holder to pay the amount of any taxes or take other action necessary to satisfy all obligations for the payment of taxes.

Board Recommendation

        The Board of Directors unanimously recommends a vote FOR the approval of the amendment to The Toro Company 2000 Stock Option Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about shares of our common stock that may be issued under our equity compensation plans as of October 31, 2007. For information about shares of our common stock that may be issued under our equity compensation plans as of January 16, 2008, the record date, see Proposal Two—Amendment of The Toro Company 2000 Stock Option Plan, under the heading "Equity Compensation Plan Information as of January 16, 2008." Column (c) in the table below does not reflect the additional 800,000 shares of our common stock that will become available for issuance under the 2000 Stock Option Plan if our shareholders approve Proposal Two—Amendment of The Toro Company 2000 Stock Option Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column) (c)

Equity compensation plans approved by security holders	2,638,332	(1)	$25.20	(2)	926,676	(3)
Equity compensation plans not approved by security holders	0		N/A		91,119	(4)

Total	2,638,332		$25.20	(2)	1,017,795

(1)
Amount includes outstanding options under the 2000 Stock Option Plan, The Toro Company 1993 Stock Option Plan and the 2000 Directors Stock Plan. Amount also includes 364,000 outstanding performance share awards under the PSP. The actual number of shares that will be issued under the performance share awards is subject to reduction, depending on our financial goal achievement.

(2)
Performance share awards do not have an exercise price and have therefore been excluded from the weighted-average exercise price calculation in column (b).

(3)
Amount includes: 382,367 shares remaining available at October 31, 2007 for future issuance upon exercise of options that may be granted under the 2000 Stock Option Plan; 406,183 shares remaining available at October 31, 2007 for future awards under the PSP; and 138,126 shares that remain available at October 31, 2007 under the 2000 Directors Stock Plan, which may be used for annual grants of shares of our common stock to non-employee directors, in addition to option grants.

(4)
Amount includes 91,119 shares remaining available for future issuance under the Toro Australia Pty. Limited General Employee Stock Plan. This plan was not required to be approved by our shareholders at the time of its adoption. Under this plan, eligible employees of a subsidiary of Toro may acquire shares of our common stock in exchange for salary reduction. Up to 100,000 shares of our common stock are authorized to be issued under this plan.

PROPOSAL THREE—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

        The Audit Committee has again selected KPMG LLP to serve as our independent registered public accounting firm for fiscal 2008. Although it is not required to do so, the Board is asking our shareholders to ratify the Audit Committee's selection of KPMG LLP. If our shareholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its selection. Even if the selection is ratified by our shareholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of our company and our shareholders.

        Representatives of KPMG LLP will be present at the annual meeting to answer appropriate questions. They will also have the opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

        The following table presents the aggregate fees billed to us for professional services rendered by KPMG LLP for fiscal 2007 and fiscal 2006, by category as described in the notes to the table. All fees paid to KPMG LLP were pre-approved by the Audit Committee.

	Fiscal 2007	Fiscal 2006

Audit Fees(1)	$1,466,400	$1,405,600
Audit-Related Fees(2)	$46,800	$45,000
Tax Fees(3)	$16,000	$48,000
All Other Fees	$0	$0

(1)
Consists of aggregate fees billed or expected to be billed for fiscal 2007 for professional services rendered by KPMG LLP in connection with the audit of our annual financial statements, review of our financial statements included in our quarterly reports on Form 10-Q, statutory audits of certain of our international subsidiaries and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. For fiscal 2007, also consists of fees billed for professional services rendered by KPMG LLP in connection with the rendering of a comfort letter related to our issuance of $125.0 million in aggregate principal amount of 6.625% senior notes.

(2)
Consist of aggregate fees billed for KPMG LLP's assurance and related services reasonably related to the performance of the audit or review of our financial statements, including audits of our employee benefit plans.

(3)
Consist of aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning, including preparation of tax forms and, for fiscal 2006, consulting for overseas and foreign tax matters.

Pre-Approval Policies and Procedures

        The Audit Committee charter requires that the Audit Committee review and approve in advance the retention of our independent auditor for all types of audit and non-audit services to be performed for us by our independent public accountants and approve the fees for such services, other than de minimus non-audit services allowed by relevant law. The Audit Committee may periodically pre-approve the retention of our independent auditor for any additional non-audit services. All of the services provided to us by KPMG LLP for which we paid Audit Fees, Audit-Related Fees and Tax Fees, as shown in the table above, were approved by the Audit Committee in accordance with this pre-approval policy and procedure.

Board Recommendation

        The Board of Directors unanimously recommends a vote FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2008.

Audit Committee Report

        This report is furnished by the Audit Committee with respect to our financial statements for fiscal 2007. The committee operates pursuant to a written charter.

        The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are oversight, counseling and providing direction to our management in the best long-term interests of Toro and its shareholders. The Audit Committee's purpose is to oversee our accounting and financial reporting processes and the audits of our annual financial statements.

        Our management is responsible for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on its audit. Our independent registered public accounting firm is also responsible for auditing our internal control over financial reporting.

        In performing its oversight role, the Audit Committee has reviewed and discussed with management our audited financial statements for fiscal 2007. Management represented to the committee that our consolidated financial statements were prepared in accordance with United States generally accepted accounting principles. The committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as in effect for fiscal 2007. The committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as in effect for fiscal 2007. The committee has discussed with KPMG LLP its independence and concluded that the independent registered public accounting firm is independent from Toro and our management.

        Based on the review and discussions referred to in the foregoing paragraph, in reliance on the unqualified opinion of KPMG LLP regarding our audited financial statements, and subject to the limitations on the role and responsibilities of the Audit Committee in its charter, the Audit Committee recommended to the Board that our audited financial statements for fiscal 2007 be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2007, for filing with the SEC.

Audit Committee:
Janet K. Cooper (Chair)
Ronald O. Baukol
Robert C. Buhrmaster
Winslow H. Buxton
Gary L. Ellis
Robert H. Nassau
Inge G. Thulin

OTHER INFORMATION

Shareholder Proposals and Director Nominations for 2009 Annual Meeting

        Our 2009 Annual Meeting is expected to be held on March 18, 2009. If you wish to make a proposal to be included in our proxy statement for our 2009 Annual Meeting, our Vice President, Secretary and General Counsel must receive your proposal no later than the close of business on October 3, 2008, unless the date of our 2009 Annual Meeting is delayed by more than 30 calendar days, and your proposal must satisfy the requirements of the proxy rules promulgated by the SEC.

        Under our Bylaws, any other shareholder proposals to be presented at our 2009 Annual Meeting or if you wish to nominate a candidate for election to the Board at our 2009 Annual Meeting, you must give complete and timely written notice to our Vice President, Secretary and General Counsel not later than December 17, 2008 nor earlier than November 2, 2008. If the date of our 2009 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of our 2008 Annual Meeting, your notice must be delivered not earlier than the 90th day nor later than the 60th day prior to our rescheduled meeting, or the tenth day following the day on which we first make public announcement of our rescheduled meeting. Your notice must contain specific information required by our Bylaws. Copies of our Bylaws are available upon request to our Assistant General Counsel and Assistant Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at 888/237-3054, or by email to invest@toro.com, or you may obtain a copy through the SEC's website at www.sec.gov/edgar/searchedgar/webusers.htm (Exhibit 3 to our Current Report on Form 8-K dated November 30, 2005). If your proposal or nomination is not timely and properly made in accordance with the procedures set forth in our Bylaws, it will be defective and may not be brought before our 2009 Annual Meeting. If your proposal or nomination is nonetheless brought before our 2009 Annual Meeting and the Chairman does not exercise the power and duty to declare the proposal or nomination defective, the persons named in the proxy may use their discretionary voting with respect to your proposal or nomination.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Tuesday, March 11, 2008

        This proxy statement and our Annual Report on Form 10-K are available at www.thetorocompany.com/proxy.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or Annual Report on Form 10-K may have been sent to multiple shareholders at a shared address. Additional copies of this proxy statement and our Annual Report on Form 10-K are available upon request to our Assistant General Counsel and Assistant Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at 888/237-3054, or by email to invest@toro.com. Any shareholder who wants to receive separate copies of our proxy statement or Annual Report on Form 10-K in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact his, her or its bank, broker or other nominee record holder. A copy of these documents may also be downloaded and printed from our website at www.thetorocompany.com/proxy.

Annual Report

        Our Annual Report on Form 10-K for our fiscal year ended October 31, 2007, is enclosed with the mailing of this proxy statement to record holders of our common stock. Our Annual Report on Form 10-K includes, among other things, consolidated financial statements and notes, selected financial data and Management's Discussion and Analysis of Financial Condition and Results of Operations. Our Annual Report on Form 10-K is included with our Fiscal Year 2007 Annual Report, which contains information about our businesses but is not part of our disclosure deemed to be filed with the SEC.

Cost and Method of Solicitation

        We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to beneficial owners of our common stock. We will reimburse these third-parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronic transmission and personally. Our directors, officers and employees will not receive compensation for such services other than regular employee compensation. We have retained Morrow & Co. for an estimated fee of $7,500, plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies.

Other Business

        We know of no other matters that may come before the annual meeting. However, if matters other than those referred to above should properly come before the annual meeting, the persons named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

Dated: January 31, 2008

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY P. DORDELL Vice President, Secretary and General Counsel

APPENDIX

THE TORO COMPANY

2000 STOCK OPTION PLAN

(As Amended January 15, 2008)

1.
Purpose.    The purpose of The Toro Company 2000 Stock Option Plan (the "Plan") is to enhance stockholder value of The Toro Company (the "Company") by providing an incentive to key employees and other key individuals who perform services for the Company to contribute significantly to the long-term performance and growth of the Company; to link a significant portion of a participant's compensation to the value of the Company's Common Stock, par value $1.00 per share, and related Preferred Share Purchase Rights ("Common Stock"); and to attract and retain experienced and knowledgeable employees on a competitive basis. These purposes are expected to be achieved by granting options to acquire the Common Stock ("options").

2.
Eligibility.    Any employee of the Company who is regularly employed in an executive, managerial, professional or technical position and any other individual who performs services for the Company and who contributes significantly to the strategic and long-term performance objectives of the Company is eligible to participate in the Plan. Options may be granted to directors of the Company who are also employees of the Company. More than one option may be granted to the same individual.

a.
Limitations.    No option may be granted to an individual who owns, directly or indirectly, Common Stock or other capital stock of the Company possessing more than 5% of the total combined voting power or value of any class of capital stock of the Company or a subsidiary immediately after such option is granted, and the maximum number of shares that may be covered by options granted to any individual during any calendar year shall be 100,000 shares. Except for the foregoing limitations, there is no minimum or maximum number of shares of Common Stock with respect to which options may be granted to any individual under the Plan. Individuals to whom options are granted are referred to as "option holders".

3.
Stock Options.

a.
ISOs and Nonqualified Options.    Options granted under the Plan may be either nonqualified stock options ("nonqualified options") or incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

(i)
Incentive Stock Options.    Incentive Stock Options shall meet the applicable requirements of, and contain or be deemed to contain all provisions required by, the Code or corresponding provisions of subsequent revenue laws and regulations in effect at the time such options are granted. Any ambiguities in construction shall be interpreted in order to effectuate such intent. To the extent that the aggregate fair market value of Common Stock (determined at the time of grant of the Incentive Stock Option) with respect to which Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) exceeds $100,000 or such other limit as may be imposed by the Code, such options to the extent they exceed such limit shall be treated as options which are not Incentive Stock Options. In applying the foregoing limitation, options shall be taken into account in the order in which they were granted.

b.
Agreements.    Options shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Compensation and Human Resources Committee (the "Committee") of the Board of Directors shall approve from time to time.

c.
Number of Shares, Date of Grant and Term.    An option agreement shall specify the number of shares of Common Stock to which it pertains; the date of grant, which shall be the date on which the Committee grants an option or any later date which the Committee specifically designates, and the term of the option, which shall not exceed ten years.

  d.
  Exercise Price.    The exercise price of an option shall be not less than 100% of fair market value of the Common Stock on the date of grant. Fair market value is the 4 p.m. Eastern Time closing price for the Common Stock as reported by the New York Stock Exchange. Notwithstanding the foregoing, to the extent that options are granted under the Plan as a result of the Company's assumption or substitution of options issued by any acquired, merged or consolidated entity, the exercise price for such options shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction. After an option is granted, the exercise price shall not be reduced.

  e.
  Vesting, Transferability and Exercisability.

  (i)
  Vesting.    An option granted to an officer or general manager of the Company shall vest and become exercisable in three approximately equal installments on each of the first, second and third anniversaries after the date of grant. An option granted to an employee or other service provider who is not an officer or general manager of the Company shall vest and become exercisable in full on the second anniversary after the date of grant. Notwithstanding the foregoing, the Committee shall have the authority to provide in any option agreement for any one or more of the following: (a) longer periods after the date of grant during which an option or any portion thereof may not yet be exercisable, (b) acceleration of vesting in the event of an option holder's disability or death and (c) continued vesting after an option holder's retirement, subject to Section 3.e(iii)(c).

  (ii)
  No Transfer.    Options shall not be transferable by the option holder except by will or applicable laws of descent and distribution.

  (iii)
  Exercise.    During the lifetime of an option holder, an option may be exercised only by the option holder and only while an employee of the Company or a parent or subsidiary of the Company or otherwise performing services for the Company or a parent or subsidiary and only if the option holder has been continuously so employed or engaged since the date such options were granted, except as the Committee may otherwise determine and provide for in an option agreement at the time of grant or, if the Committee does not so provide, as follows:

  (a)
  Disability.    In the event of disability of an option holder, options may be exercised by such individual or his or her guardian or legal representative, not later than the earlier of the date the option expires or one year after the date employment or performance of services ceases by reason of such disability, but only with respect to an option exercisable at the time employment or performance of services ceases.

  (b)
  Death.    An option may be exercised after the death of an option holder only by such individual's legal representatives, heirs or legatees, not later than the earlier of the date the option expires or one year after the date of death of such individual, and only with respect to an option exercisable at the time of death.

  (c)
  Retirement.    An option may be exercised by an option holder after such individual ceases to be an employee by reason of retirement for up to four years after the date of retirement but not later than the date the option expires, provided that the option holder has remained an employee of the Company through the last day of the fiscal year in which the option is granted. "Retirement" shall have the meaning established by the Committee from time to time or, if no such meaning is established, shall mean termination of employment with the Company at or after age 55 and with a

2

        number of years of service that, when added together with the option holder's age, equals at least 65.

      (d)
      Other Termination of Employment.    An option may be exercised by an option holder after such individual ceases to be an employee (for reasons other than disability, death or retirement) for up to three months after the date of termination of employment but not later than the date the option expires.

    (iv)
    Non-compete.    Notwithstanding any other provision of paragraph 3.e., if within one year after the termination of employment with or performance of services for the Company, an option holder is (a) employed or retained by or renders service to any organization that, directly or indirectly, competes with or becomes competitive with the Company, or if the rendering of such services is prejudicial or in conflict with the interests of the Company, or (b) violates any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights with the Company, or (c) engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company, the Company may cancel or rescind or restrict all options held by such individual and shall have the right to the return of the economic value of any option which was realized or obtained (measured at the date of exercise) by such individual at any time during the period beginning on the date that is twelve months prior to the date of termination to the date of the last exercise, provided however, that this provision shall not be applicable in the event of a Change of Control.

    (v)
    Interruption in Service.    Absence on leave from the Company, or other interruption in the performance of services, by an option holder shall, if approved by the Committee, not be deemed a cessation or interruption of employment or services for the purposes of the Plan.

  f.
  Methods of Exercise and Payment of Exercise Price.    Subject to the terms and conditions of the Plan and the terms and conditions of the option agreement, an option may be exercised in whole at any time or in part from time to time, by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the exercise price for shares to be purchased at that time. Payment may be made (i) in cash, (ii) by tendering (either actually or by attestation) shares of Common Stock already owned for at least six months (or other period necessary to avoid a charge to the Company's earnings for financial statement purposes) valued at the fair market value of the Common Stock on the date of exercise or (iii) in a combination of cash and Common Stock; or the Committee may also, in its sole discretion exercised either at the time the option is granted or at any time before an option is exercised, (iv) permit option holders to deliver a notice of exercise of options, together with irrevocable instructions, approved in advance by proper officers of the Company, (A) to a brokerage firm designated by the Company, to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any related tax withholding obligations and (B) to the Company, to deliver certificates for such purchased shares directly to such brokerage firm, all in accordance with regulations of the Federal Reserve Board; or (v) authorize such other methods as it deems appropriate and as comply with requirements of the Code, the Securities Exchange Act of 1934 (the "Exchange Act") and other applicable laws and regulations. No shares of Common Stock shall be issued until full payment has been made.

  g.
  Rights as a Stockholder.    An option holder shall have no rights as a stockholder with respect to any Common Stock covered by an option until the option is exercised and shares of Common Stock are issued. Except as otherwise expressly provided in the Plan, no adjustments

3

    shall be made for dividends or other rights for which the record date is prior to issuance of the Common Stock.

4.
Common Stock Subject to the Plan.    Subject to adjustment to reflect corporate transactions provided for in paragraph 4.a., the total number of shares of Common Stock that is reserved and available for issuance pursuant to options granted under the Plan shall be 6,400,000. Any shares issued by the Company in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the shares available for option grants under the Plan. Shares of Common Stock that may be issued under the Plan may be authorized but unissued shares, reacquired or treasury shares, or outstanding shares acquired in the market or from private sources, or a combination thereof. Shares of Common Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding options granted under the Plan will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. All shares so subtracted from the amount available under the Plan with respect to an option that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will not automatically again become available for issuance under the Plan. Without limiting the generality of the foregoing, (i) any shares which would have been issued upon any exercise of an option but for the fact that the exercise price was paid by the tender or attestation as to ownership of shares of Common Stock already owned pursuant to paragraph 3.f. of the Plan will not again become available for issuance under the Plan, (ii) shares withheld or repurchased by the Company to satisfy the payment of the exercise price of an option or any tax withholding obligation will not again become available for issuance under the Plan, and (iii) shares repurchased by the Company using option proceeds will not again become available for issuance under the Plan.

a.
Adjustments for Corporate Transactions.    In the event of a corporate transaction involving the Company (including, without limitation, any merger, consolidation, recapitalization, reorganization, split off, spin off, reclassification, combination, stock dividend, stock split, reverse stock split, repurchase, exchange, extraordinary cash dividend, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or change in the corporate structure of the Company affecting the Common Stock, or a sale by the Company of all or part of its assets or any distribution to stockholders other than a normal cash dividend), the Committee shall make such proportional adjustments as are necessary to preserve the benefits or potential benefits of the options. Action by the Committee may include appropriate adjustments in all or any of (i) the number of shares of the Common Stock or other new or different securities that may be available for option grants under the Plan; (ii) the number of shares of Common Stock or other new or different securities subject to outstanding options; (iii) the option price per share of outstanding options and, if deemed appropriate, cash payments; (iv) the maximum number and kind of securities that may be made subject to options for any individual as set forth in paragraph 2.a.; or (v) any other adjustment the Committee determines to be equitable. The Committee may also, in its sole discretion, make provisions in any option agreement for the protection of outstanding options in the event of such a corporate transaction.

5.
Administration of the Plan.

a.
The Plan shall be administered by the Committee, provided that members of the Committee shall be "non-employee directors" as contemplated by Rule 16b-3 under the Exchange Act or any successor rule and shall qualify to administer the Plan as "outside directors" as contemplated by Section 162(m) of the Internal Revenue Code and the regulations thereunder ("Section 162(m)"). The Committee may delegate administrative duties and all decisions not required to be exercised by it under Section 162(m), Section 16 of the Exchange Act or the rules of the New York Stock Exchange to an officer of the Company. The decision of the

4

    Committee on any matter affecting the Plan and obligations arising under the Plan or any option granted thereunder shall be deemed final and binding upon all persons, including the Company, its stockholders and option holders. No member of the Board or of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any option granted under the Plan.

  b.
  Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to grant options; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the exercise price of each option to purchase Common Stock, the individuals to whom and the time or times at which options shall be granted, the number of shares to be subject to each option, when an option may be exercisable and the other terms and provisions (and amendments thereto) of the respective option agreements (which need not be identical); to determine whether a particular option is to be an Incentive Stock Option; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

  c.
  Notwithstanding any other provision of this Plan other than paragraph 4, the Committee may not, without prior approval of the Company's stockholders, seek to effect any repricing of any previously granted option by: (i) amending or modifying the terms of the option to lower the exercise price; (ii) canceling the option and granting replacement options having a lower exercise price in exchange; (iii) repurchasing the options and granting new options under this Plan; or (iv) taking any other action that is treated as a "repricing" under generally accepted accounting principles.

6.
Foreign Nationals and Residents of California.

a.
Foreign Nationals.    Without amending the Plan, options may be granted to individuals who are foreign nationals or are employed or otherwise performing services for the Company or any subsidiary outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

b.
California Residents.    Without amending the Plan, and notwithstanding any provision of the Plan to the contrary, options granted to individuals who are residents of the State of California may contain such terms and conditions as may be required by applicable California statutes governing stock options.

c.
Limitations.    The Committee shall have no authority, however, to take action pursuant to paragraphs 6.a. and 6.b. of the Plan: (i) to reserve shares or grant options in excess of the limitations provided in paragraph 4 of the Plan; (ii) to effect any repricing in violation of paragraph 5.c. of the Plan; (iii) to grant options having an exercise price in violation of paragraph 3.d. of the Plan; or (iv) for which stockholder approval would then be required pursuant to any applicable law, rule or regulation, including without limitation the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission.

7.
Change of Control.    In the event of a Change of Control of the Company as hereinafter defined, whether or not approved by the Board, all options shall fully vest, unless otherwise limited by the Committee at the time of the option grant, and be exercisable in their entirety immediately, and notwithstanding any other provisions of the Plan, shall continue to be exercisable for three years following the Change of Control, but not later than ten years after the date of grant.

a.
Definition.    For the purpose of this paragraph 7, a "Change of Control" shall mean:

(i)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the

5

      meaning of Rule 13d-3 under the Exchange Act) of 15% or more of either (A) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this paragraph 7; or

    (ii)
    Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    (iii)
    Consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (iv)
    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

6

8.
Tax Withholding.    The Company shall have the right to deduct from any settlement made under the Plan, including the exercise of an option or the sale of shares of Common Stock, any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to require the option holder to pay the amount of any such taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Stock is withheld or surrendered to satisfy tax withholding, such stock shall be valued at its fair market value as of the date such Common Stock is withheld or surrendered. The Company may also deduct from any such settlement any other amounts due the Company by the option holder.

9.
Governing Law.    The Plan, options granted under the Plan and agreements entered into under the Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or an agreement to the substantive law of another jurisdiction.

10.
Plan Amendment and Termination.    The Board may amend, suspend or terminate the Plan at any time, with or without advance notice to option holders; provided however that no amendment that would (a) increase the maximum number of shares that may be subjected to options or (b) increase the number of shares that may be covered by an option grant to any person referred to in Section 162(m) or (c) modify requirements as to eligibility for participation in the Plan or (d) constitute a material revision to the terms of the Plan within the meaning of the rules and regulations of the New York Stock Exchange or the Securities and Exchange Commission or (e) than is required by any applicable law, rule or regulation to be approved by the stockholders of the Company or (f) modify paragraph 3.d. or 5.c. of the Plan shall be effective unless the stockholders of the Company shall have approved such amendment in accordance with applicable provisions of the Code, other law, rule or regulation. No amendment, modification or termination of the Plan may adversely affect in a material manner any right of any option holder with respect to any option theretofore granted without such option holder's written consent.

11.
Effective Date and Duration of the Plan.    The Plan first became effective on March 29, 2000. Any amendment to the Plan shall be effective on the date established by the Committee, subject to stockholder approval, if required. The Plan shall remain in effect until all shares reserved for issuance pursuant to the Plan have been purchased pursuant to options granted under the Plan, provided that options under the Plan must be granted not later than ten years after the effective date of the Plan or any future amendment approved by stockholders.

7

8111 LYNDALE AVE SOUTH BLOOMINGTON, MN 55420

There are three ways to vote your Proxy.
Your telephone or Internet vote authorizes M.J. Hoffman and T.P. Dordell, or either of them (the Named Proxies), to vote these shares in the same manner as if you marked, signed, dated and returned your Proxy card.
VOTE BY PHONE—1-800-690-6903 QUICK***EASY***IMMEDIATE
Use any touch-tone telephone to transmit your voting instructions up until 12:00 P.M. (CST) on March 10, 2008. Have your proxy card in hand when you call and then follow the instructions.
 VOTE BY INTERNET—www.proxyvote.com QUICK***EASY***IMMEDIATE
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 12:00 P.M. (CST) on March 10, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Toro Company in mailing proxy materials, you can consent to receive all future proxy materials, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Toro Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you voted by telephone or Internet, please do not mail your Proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TOROC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE TORO COMPANY
The Board of Directors Recommends a Vote FOR all nominees for Director and FOR Proposals 2 and 3.
Vote on Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1.	Election of the following three nominees as Directors for three-year terms:	☐	☐	☐
01 Katherine J. Harless
02 Michael J. Hoffman
03 Inge G. Thulin

Vote on Proposals		For	Against	Abstain
2.	Approve an amendment to The Toro Company 2000 Stock Option Plan to increase the number of shares of common stock issuable under the plan by 800,000.	☐	☐	☐
3.	Ratify selection of independent registered public accounting firm for our fiscal year ending October 31, 2008.	☐	☐	☐
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

Please sign exactly as your name(s) appear(s) on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THE TORO COMPANY

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, March 11, 2008
1:30 p.m. CST

The Toro Company
8111 Lyndale Avenue South
Bloomington, MN 55420

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report for the Annual Meeting on March 11, 2008 are available at www.thetorocompany.com/proxy

The Toro Company 8111 Lyndale Avenue South Bloomington, MN 55420	Proxy

This Proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on March 11, 2008.

The shares of stock held in this account or in a dividend reinvestment account will be voted as you specify on the reverse side or by telephone or Internet. Shares held in employee benefit plans for which a Proxy is not received will be voted by the trustee in the same proportion as votes actually cast by plan participants.
If no choice is specified, the Proxy will be voted "FOR" all nominees for Director and "FOR" Proposals 2 and 3.

By signing, dating and returning this Proxy card, you revoke all prior proxies, including any Proxy previously given by telephone or Internet, and appoint M.J. Hoffman and T.P. Dordell, or either of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and on any other matter which may properly come before the Annual Meeting and all adjournments or postponements of the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.

QuickLinks

LETTER TO SHAREHOLDERS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
STOCK OWNERSHIP
PROPOSAL ONE—ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
PROPOSAL TWO—AMENDMENT OF THE TORO COMPANY 2000 STOCK OPTION PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL THREE—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER INFORMATION
APPENDIX: THE TORO COMPANY 2000 STOCK OPTION PLAN
PROXY CARD